                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                            BLPAS Acquisition Corp.
                             a Delaware Corporation
                                    as Buyer

                        BORON, LePORE & ASSOCIATES, INC.
                             a Delaware Corporation
                                   as Parent

                               ARMAND SCOTT, INC.
                            a New Jersey corporation
                                   as Seller

                                      and

                                 SCOTT PALLAIS
                                      and
                         MARLINE PALLAIS, individually
             (each a "Founder" and collectively "Founders") and as
       co-trustees (each a "Trustee" and collectively "Trustees") of the
                              PALLAIS FAMILY TRUST
                                   ("Trust")
           a trust existing under the laws of the State of California


                                 June 29, 2000

                               TABLE OF CONTENTS

                                                                   Page

SECTION 1.  PURCHASE AND SALE OF ASSETS                               1
            ---------------------------
       1.1  Sale of Assets                                            1
            --------------
       1.2  Liabilities                                               3
            -----------
       1.3  Purchase Price and Payment; Post-Closing Adjustment       4
            ---------------------------------------------------
       1.4  Place of Closing; Closing Date                            6
            ------------------------------
       1.5  Transfer of Subject Assets                                6
            --------------------------
       1.6  Delivery of Records and Contracts                         7
            ---------------------------------
       1.7  Further Assurances                                        7
            ------------------
       1.8  Allocation of Purchase Price                              7
            ----------------------------
       1.9  Procedures for Assets not Transferable                    8
            --------------------------------------
      1.10  Employees, Wages, Benefits and Bonuses                    8
            --------------------------------------

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND FOUNDERS    11
            -----------------------------------------------------
       2.1  Making of Representations and Warranties                 11
            ----------------------------------------
       2.2  Organization and Qualification; Capital Stock            11
            ---------------------------------------------
       2.3  Authority                                                11
            ---------
       2.4  Title to Properties; Liens; Condition of Properties      13
            ---------------------------------------------------
       2.5  Location of Subject Assets                               13
            --------------------------
       2.6  Financial Statements; Undisclosed Liabilities            13
            ---------------------------------------------
       2.7  Tax Matters                                              14
            -----------
       2.8  Collectibility of Accounts Receivable                    14
            -------------------------------------
       2.9  Intellectual Property Rights; Employee Restrictions      14
            ---------------------------------------------------
      2.10  Business; Compliance with Laws                           15
            ------------------------------
      2.11  Insurance                                                16
            ---------
      2.12  Transactions with Affiliates                             16
            ----------------------------
      2.13  Employee Benefit Plans                                   16
            ----------------------
      2.14  Hazardous Waste, Etc.                                    16
            ---------------------
      2.15  List of Certain Employees, Consultants and Suppliers     17
            ----------------------------------------------------
      2.16  Employees; Labor Matters                                 18
            ------------------------
      2.17  Customers                                                18
            ---------
      2.18  Litigation                                               18
            ----------
      2.19  Finder's Fee                                             18
            ------------
      2.20  Material Adverse Change                                  18
            -----------------------
      2.21  Contracts                                                19
            ---------
      2.22  Banking Relations                                        20
            -----------------
      2.23  Securities Law Matters                                   20
            ----------------------
      2.24  Disclosure                                               21
            ----------

SECTION 3.  COVENANTS OF FOUNDERS AND SELLER                         22
            --------------------------------
       3.1  Making of Covenants and Agreements                       22
            ----------------------------------
       3.2  Representation Disclaimer                                22
            -------------------------

                                      (i)

       3.3  Non-Use of Trade Names, etc                              22
            ---------------------------
       3.4  Non-Disclosure and Non-Competition                       22
            ----------------------------------
       3.5  Payment of Obligations                                   23
            ----------------------
       3.7  Collection of Assets                                     23
            --------------------
       3.8  Securities Filings                                       24
            ------------------
       3.9  Change of Name                                           24
            --------------

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT       24
            --------------------------------------------------
       4.1  Making of Representations and Warranties                 24
            ----------------------------------------
       4.2  Organization of Buyer                                    24
            ---------------------
       4.3  Authority of Buyer                                       24
            ------------------
       4.4  Parent Stock                                             25
            ------------
       4.5  Business; Compliance with Laws                           25
            ------------------------------
       4.6  Litigation                                               26
            ----------
       4.7  Finder's Fees                                            26
            -------------
       4.8  Material Adverse Change                                  26
            -----------------------
       4.9  SEC Reports                                              26
            -----------
      4.10  Disclosure                                               26
            ----------

SECTION 5.  COVENANTS OF BUYER AND PARENT                            27
            -----------------------------
       5.1  Operation of Buyer                                       27
            ------------------
       5.2  Guaranty                                                 28
            --------
       5.3  Representation Disclaimer                                28
            -------------------------
       5.4  Stock Options                                            28
            -------------

SECTION 6.  SURVIVAL OF WARRANTIES                                   28
            ----------------------
       6.1  Survival of Warranties                                   28
            ----------------------

SECTION 7.  INDEMNIFICATION                                          29
            ---------------
       7.1  Indemnification by Founders                              29
            ---------------------------
       7.2  Indemnification by Buyer and Parent                      30
            -----------------------------------
       7.3  Notice; Defense of Claims                                32
            -------------------------
       7.4  Sole Remedy                                              33
            -----------
       7.5  Satisfaction of Indemnification Obligations              33
            -------------------------------------------

SECTION 8.  MISCELLANEOUS                                            33
            -------------
       8.1  Law Governing                                            33
            -------------
       8.2  Notices                                                  34
            -------
       8.3  Prior Agreements Superseded                              34
            ---------------------------
       8.4  Assignability                                            35
            -------------
       8.5  Captions and Gender                                      35
            -------------------
       8.6  Certain Definitions                                      35
            -------------------
       8.7  Execution in Counterparts                                36
            -------------------------
       8.8  Amendments; Waivers                                      36
            -------------------
       8.9  Severability                                             36
            ------------
      8.10  Publicity and Disclosures                                36
            -------------------------
      8.11  Dispute Resolution                                       36
            ------------------

                                      (ii)

      8.12  Expenses                                                 36
            --------

                                     (iii)

                                   SCHEDULES


     Schedule 1.1(a)(i)         Intellectual Property Rights
     Schedule 1.1(a)(ii)        Receivables
     Schedule 1.1(a)(iv)        Assumed Contracts
     Schedule 1.1(a)(v)         Certificates
     Schedule 1.1(a)(vii)       Equipment
     Schedule 1.1(b)            Excluded Assets
     Schedule 1.2A              Excluded Liabilities
     Schedule 1.2B              Ordinary Course Liabilities
     Schedule 1.3(b)            Working Capital Statement
     Schedule 1.8               Allocation of Purchase Price
     Schedule 1.10              Retained Employees
     Schedule 1.10(e)(i)        First Employee Bonus
     Schedule 1.10(e)(ii)       Second Employee Bonus
     Schedule 2.2               Capitalization
     Schedule 2.3               Liens/Consent
     Schedule 2.4               Title to Properties
     Schedule 2.6(a)            Financial Statements
     Schedule 2.6(b)            Undisclosed Liabilities
     Schedule 2.7               Taxes
     Schedule 2.8               Guaranteed Accounts Receivable
     Schedule 2.9               Intellectual Property Rights
     Schedule 2.10              Compliance with Laws
     Schedule 2.12              Transactions with Affiliates
     Schedule 2.13              Employee Benefit Plans
     Schedule 2.14              Hazardous Waste
     Schedule 2.15              Employees and Suppliers
     Schedule 2.16              Employment Contracts
     Schedule 2.17              Customers
     Schedule 2.18              Litigation
     Schedule 2.20              Material Adverse Changes
     Schedule 2.22              Banking Relations
     Schedule 4.5               Compliance with Laws
     Schedule 4.6               Litigation
     Schedule 4.8               Material Adverse Change
     Schedule 5.4               Stock Options


                                   EXHIBITS

     Exhibit A     Contingent Payment
     Exhibit B     Form of Employment Agreement
     Exhibit C     Form of Non-Competition Agreement
     Exhibit D     Form of Stock Option Agreement
     Exhibit E     Form of Registration Rights Agreement
     Exhibit F     Form of Transition Plan
     Exhibit G     Form of Opinion of Counsel of Seller
     Exhibit H     Form of Stockholders Agreement
     Exhibit I     Form of Opinion of Counsel of Buyer and Parent


                                      (iv)

     ASSET PURCHASE AGREEMENT (the "Agreement") dated as of June 29, 2000 by and among Boron, LePore & Associates, Inc., a Delaware corporation ("Parent"), BLPAS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), Armand Scott, Inc., a New Jersey corporation ("Seller"), Scott Pallais and Marline Pallais, as individuals (each a "Founder" and collectively, the "Founders") and Scott Pallais and Marline Pallais, as trustees of the Pallais Family Trust (the "Trust"), a trust existing under the laws of the State of California (each a "Trustee" and collectively, the "Trustees").

     WHEREAS, Seller is engaged in the business of providing marketing, educational and other services in the healthcare industry (the "Business");

     WHEREAS, the Founders are the settlors of the Trust which owns approximately 98% of the issued and outstanding capital stock of Seller;

     WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller, and Seller desires to sell, transfer and assign to Buyer substantially all of the properties, assets and Business of Seller.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1. PURCHASE AND SALE OF ASSETS.
           ---------------------------

      1.1 Sale of Assets.
          --------------

          (a) Subject to the provisions of this Agreement, at the Closing (as defined in Section 1.4 hereof) the Seller shall sell, transfer and assign to Buyer and Buyer shall acquire all of the Seller's right, title and interest in and to all of the properties and assets used or held for use in the Business (except as hereinafter provided in Section 1.1(b)) of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including without limitation, the following:

               (i) all goodwill of the Business, including the name "Armand Scott", content development and meeting production materials and processes, trade secrets, proprietary information, designs, styles, technologies, inventions, know-how, formulae, processes, procedures, research records, test information, software and software documentation, source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists, market surveys, marketing know-how, research and technical information, trade names, copyrights and copyright registrations, service marks, trademarks and patents (including applications and registrations therefor), including without limitation the Intellectual Property Rights described in Schedule 2.9 and all licenses to or from third parties with
                  ------------
     respect to the foregoing or rights related thereto, in each case which is used or held for use in the Business and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records;

            (ii)   all accounts receivable of the Business as of the Closing
Date, a   list of which, as of April 30, 2000, is attached hereto as Schedule
                                                                     --------
1.1(a)(ii);
----------

            (iii) any cash included in the Base Working Capital (as defined below);

            (iv) all of the orders, commitments, contracts and agreements of the Business as of the Closing Date, including those as of April 30, 2000, which are listed on Schedule 1.1(a)(iv) attached hereto (the "Contracts").
                         -------------------
     Schedule 1.1(a)(iv) also sets forth those Contracts which require the consent of any third party prior to the transfer of such Contracts to Buyer;

            (v) all of the franchises, licenses, permits, certifications, approvals, accreditations and authorizations relating to the Business all of which are listed on Schedule 1.1(a)(v) attached hereto (the
                            ------------------
     "Certificates");

            (vi) all of the Seller's work-in-progress as of the Closing Date, including but not limited to, production and presentation materials, content development materials, inventory, stock in trade, finished goods and raw materials;

            (vii) all of the Seller's equipment, tools, spare parts, fixtures and other tangible assets related to or used in connection with the Business, all of which are listed on Schedule 1.1(a)(vii) attached hereto;
                                          --------------------

            (viii) all other assets and properties of every nature whatsoever, tangible and intangible, and wherever located, used or held for use in connection with the Business, including without limitation, rights under contracts or agreements with representatives marketing and selling the products and services of the Business, copies of customer lists, customer records and histories, customer invoices, lists of suppliers and vendors and all records relating thereto, market research information, advertising matter, catalogues, photographs, sales materials, purchasing materials, files, data, media materials and all records with respect to the Business.

     The assets, property and business of Seller being sold to and purchased by Buyer under this Section 1.1(a) are hereinafter sometimes referred to as the "Subject Assets."

          (b) Notwithstanding the foregoing, there shall be excluded from such purchase and sale the following property and assets of the Seller:

               (i) Seller's corporate franchise and corporate record books containing minutes of meetings of directors and stockholders (collectively, the "Corporate Records") and;

               (ii) those certain assets specified in Schedule 1.1(b).  The
                                                      ---------------
     assets, property and business of the Seller which are excluded from the Subject Assets under this Section 1.1(b) are hereinafter referred to as the "Excluded Assets."

      1.2 Liabilities.  Except for the Ordinary Course Liabilities (as defined
          -----------
below), Buyer shall not assume or be bound by any obligations or liabilities of the Seller or any affiliate of the Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising whatsoever, including without limitation those matters listed on

Schedule 1.2A (the "Excluded Liabilities").  Except for the Ordinary Course
-------------
Liabilities, Seller shall be responsible for and pay any and all losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and reasonable fees of counsel, engineers and experts, as the same are incurred, of every kind or nature whatsoever (all of the foregoing being a "Claim" or the "Claims"), made by or owed to any person to the extent any of the foregoing relates to (a) the Excluded Assets, (b) the Excluded Liabilities or (c) the operations or assets of the Business and arises on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing prior to or on the Closing Date (including, in each case, without limitation, any Claim relating to or associated with tax matters, pension and benefits matters, any failure to comply with applicable laws and/or permitting or licensing requirements, environmental and worker health and safety matters).

     Buyer shall be responsible for and pay all Claims relating to Ordinary Course Liabilities. Seller and Founders shall not assume or be bound by any obligations which are Ordinary Course Liabilities.

     Upon the sale and purchase of the Subject Assets, Buyer agrees to perform or pay in accordance with their terms the "Ordinary Course Liabilities" which shall include without limitation:

               (i)   the obligations of Seller arising under the Contracts from
and   after the Closing Date;

               (ii)  ordinary course trade payables, deferred contract revenues
     and   accrued operating expenses (other than Taxes, except for accrued payroll taxes for the payroll period ending on the Closing Date) which are outstanding at the time of Closing and which were incurred by Seller in the ordinary course of business;

               (iii) obligations arising from the operations or assets of
the Business   and arising on the basis of events, acts, omissions or conditions
or any other state of   facts first occurring or coming into existence on or
after the Closing Date; and

               (iv)  those liabilities specified in Schedule 1.2B.
                                                    -------------

     The assumption of the Ordinary Course Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective affiliates or subsidiaries. No parties other than the Buyer, the Parent, the Seller and the Founders shall have any rights under this Agreement. Notwithstanding anything contained in this
Section 1.2 to the contrary, the only liabilities and obligations of Seller existing on or prior to the Closing Date (including, without limitation, contractual liabilities and obligations) to be assumed by Buyer under this Agreement are the Ordinary Course Liabilities.

      1.3 Purchase Price and Payment; Post-Closing Adjustment.
          ---------------------------------------------------

          (a) In consideration of the sale by Seller to Buyer of the Subject Assets, subject to the assumption by Buyer of the Ordinary Course Liabilities, Buyer shall pay to Seller on the Closing Date (as hereinafter defined); (i) by wire transfer to an account designated by Seller, the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000); and (ii) the number of shares of unregistered common stock of the Parent, par value $.01 per share ("Parent Stock"), determined by dividing $1,500,000 by the Market Value of a share of Parent Stock. For purposes of this Agreement: (a) "Market Value" shall mean the average Closing Price of Parent Stock over the twenty trading day period beginning on the twenty-second trading day preceding the Closing and ending on the third trading day preceding the Closing Date; (b) the "Closing Price" of Parent Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Nasdaq National Market on such date. The consideration payable to Seller by Buyer on the Closing Date, as adjusted pursuant to Section 1.3 (b) below, is hereinafter referred to as the "Initial Payment".

          (b) At least five days prior to the Closing, Seller will prepare and deliver to Buyer a statement, subject to Buyer's reasonable approval (the "Closing Statement"), setting forth a good faith estimate of Seller's Working Capital (as defined below) as of the close of business on the day immediately preceding the Closing Date ("Closing Working Capital") and the difference between Closing Working Capital and $1,000,000 ("Base Working Capital"). The cash portion of the Initial Payment set forth in Section 1.3(a) above payable to Seller will be (i) decreased on a dollar-for-dollar basis by the amount by which
                   ---------
Base Working Capital exceeds the Closing Working Capital. Any amount by which the Closing Working Capital exceeds the Base Working Capital shall be retained by the Seller (the "Seller's Retained Amount"). In the event the Closing Working Capital exceeds the Base Working Capital and there is insufficient cash in the Closing Working Capital for Seller to retain some or all of the Seller's Retained Amount (the "Shortfall"), the Parent will pay to the Seller, within 10 days following the end of each calendar month following the Closing Date, an amount equal to the Seller's Portion of cash collections during the preceding month. The "Seller's Portion" of each month's cash collection shall mean the percentage that the Shortfall is to the Closing Working Capital less any amount of cash the Seller retains.

               (i) "Working Capital" shall mean the difference between the Current Assets and Current Liabilities of the Seller.

               (ii) "Current Assets" shall mean, in accordance with generally accepted accounting principles (GAAP), all accounts receivable, cash, prepaid expenses, accrued revenue, and prepaid contract costs. Exclusions from Current Assets shall include, but not be limited to, those assets listed on Schedule 1.1(b).
                                 ---------------

               (iii) "Current Liabilities" shall mean, in accordance with GAAP, the accounts payable, deferred contract revenue, accrued contract costs and other agreed upon contract liabilities of the Seller. Exclusions from Current Liabilities shall include, but not be limited to, those liabilities listed on Schedule 1.2A.
                    -------------

          (c) No later than 60 days after the Closing, Buyer will prepare and deliver to Seller a final statement (the "Final Statement") setting forth as of the Closing Date Seller's actual Closing Working Capital as of the Closing Date (the "Actual Closing Working Capital"). Such Final Statement shall be prepared in accordance with GAAP, as applied on a basis consistent with Seller's past practice, without the benefit of the exceptions listed on Schedule 2.6(a) or where such practices did not otherwise meet GAAP standards. Subject to Section 1.3(d) below, within 10 days following the delivery of such Final Statement, (i) if the Actual Closing Working Capital exceeds the Base Working Capital by a sum greater than or equal to $25,000, the Buyer shall pay the entire amount of the excess to the Seller; (ii) if the Actual Closing Working Capital exceeds the Base Working Capital by a sum less than $25,000, no payment shall be due; (iii) if the Base Working Capital exceeds the Actual Closing Working Capital by a sum greater than or equal to $25,000, the Seller shall pay the entire difference to the Buyer; or (iv) if the Base Working Capital exceeds the Actual Closing Working Capital by a sum less than $25,000, no payment shall be due ( in any case, if a payment is due under (i) or (iii) above the party making the payment (the "Reconciliation Amount") being referred to herein as the "Paying Party". The Paying Party shall pay to the other party the Reconciliation Amount by certified or bank cashiers check or by wire transfer, as directed by such other party.

          (d) In the event Seller objects to the amounts shown on the Final Statement, Seller shall notify Buyer in writing of such objection within the 20-day period following the delivery thereof, stating in such written objection the reasons therefor and setting forth Seller's calculation of the Reconciliation Amount. Upon receipt by Buyer of such written objection, the parties shall attempt to resolve the disagreement concerning the Reconciliation Amount through negotiation. If Buyer and Seller cannot resolve such disagreement concerning the Reconciliation Amount within 20 days following the end of the foregoing 20-day period, the parties shall submit the matter for resolution to a nationally recognized independent firm of certified public accountants not affiliated with either Seller or Buyer, with the costs thereof to be shared equally by the parties. Such accounting firm shall deliver a statement setting forth its own calculation of the Reconciliation Amount and of the identity of the Paying Party within 30 days of the submission of the matter to such firm (which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal). The Paying Party shall pay to the other party the Reconciliation Amount shown to be due on the statement of such accounting firm promptly in the manner provided above but in no event later than 10 days following the delivery of such statement by such accounting firm to the parties. Prior to submitting such dispute to an independent accounting firm, Parent or Seller shall deposit the amount in dispute in an interest bearing escrow account with a mutually agreed upon third party until a final determination is made with respect to the Reconciliation Amount.

          (e) Upon the achievement of the performance goals listed in Exhibit A
                                                                      ---------
hereto and subject to the terms and conditions contained therein, Buyer shall deliver to Seller, the amount of cash and Parent Stock, if any, earned under Exhibit A in two separate payments (each a "Contingent Payment" and
---------
collectively, the "Contingent Payments").

     All amounts payable to Seller by Buyer pursuant to this Section 1.3, including amounts payable, if any, under Exhibit A, is defined herein as the
                                         ---------
"Purchase Price."

      1.4 Place of Closing; Closing Date.  The closing of the purchase and sale
          ------------------------------
provided for in this Agreement (the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP, New York, 599 Lexington Avenue, NY 10022 at 9:00 a.m. (local time) on June 29, 2000, unless otherwise agreed to by Buyer and Seller (the "Closing Date").

      1.5 Transfer of Subject Assets.  As a condition to Closing, (a) Seller
          --------------------------
shall deliver or cause to be delivered to Buyer (i) good and sufficient instruments of transfer transferring to Buyer all of Seller's right, title and interest in the Subject Assets and such instruments of transfer (w) shall be in the form which is usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (x) shall be in form and substance satisfactory to Buyer and its counsel, (y) shall effectively vest in Buyer good title to all of Seller's right, title and interest in the Subject Assets free and clear of all mortgages, pledges, security interests, charges, taxes, liens, restrictions and encumbrances of any kind (collectively, "Liens"), except for liens for taxes not yet due and payable and liens held by equipment lessors and landlords,(collectively, "Permitted Liens") and (z) where applicable, shall be accompanied by evidence of the discharge of all liens and encumbrances against the Subject Assets; (ii) an employment agreement in the form of Exhibit B, executed by Scott Pallais, (the
                                    ---------
"Employment Agreement"); (iii) a non-competition agreement in the form of

Exhibit C, executed by Scott Pallais (the "Non-Competition Agreement"); (iv) a
---------
stock option agreement in the form of Exhibit D, executed by Scott Pallais (the
                                      ---------
"Stock Option Agreement"); (v) a registration rights agreement in the form of

Exhibit E executed by the Trustees (the "Registration Rights Agreement"); (vi) a
---------
transition plan in the form of Exhibit F, executed by Scott Pallais (the
                               ---------
"Transition Plan"); (vii) an Opinion of Counsel of Seller substantially in the form attached hereto as Exhibit G; (viii) a stockholders agreement in the form
                        ---------
of Exhibit H executed by all of the stockholders of Seller setting forth their
   ---------
rights with respect to the Purchase Price (the "Stockholders Agreement"); (ix) evidence of the termination of that certain Loan Agreement between Fleet Bank, N.A. and Armand Scott, Inc. dated as of June 4, 1998; (x) the termination of all UCC-1 financing statements affecting the Subject Assets, except for those filed in connection with Permitted Liens; (xi) a release releasing Buyer from any obligations with respect to that certain deferred compensation agreement between Seller and Dolores Van Miert; (xii) certified copies of the resolutions adopted by (y) the shareholders of Seller approving the transactions contemplated herein; and (z) the board of directors of Seller approving the transactions contemplated herein and terminating, effective at least one day prior to the Closing Date, the Armand Scott Profit Sharing Plan, the Armand Scott Pension Plan and the deferred compensation agreement between Seller and Dolores Van Miert; (xiii) an employment agreement executed by Jeff Traczewski; (xiv) a stock option agreement executed by Jeff Traczewski; (xv) executed severance and non-competition agreements by those people listed in the Transition Plan; and (xvi) such other documentation as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement; and
(b) Buyer shall deliver to Seller and the Founders, as applicable (i) the amount of cash and Parent Stock set forth in Section 1.3; (ii) the Employment Agreement executed by Parent; (iii) the Registration Rights Agreement executed by Buyer and Parent; (iv) the Stock Option Agreement executed by Parent; (v) an Opinion of Counsel of Buyer and Parent substantially in the form attached hereto as Exhibit I; (vi) Jeff Traczewski's employment agreement executed by Parent;
   ---------
(vii) Jeff Traczewski's stock option agreement executed by Parent; (viii) the severance and non-competition agreements executed by Parent and Buyer; and (ix) such other documentation as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

      1.6 Delivery of Records and Contracts.  As a condition to Closing, Seller
          ---------------------------------
shall deliver or cause to be delivered to Buyer all of the Contracts listed on
Schedule 1.1(a)(iv). Seller shall also deliver all authorizations, waivers and consents required by such Contracts, as set forth on Schedule 1.1(a)(iv), to effect the transfer of such Contracts to Buyer, in form and substance reasonably satisfactory to Buyer, and no such authorizations, waivers and consents shall impose any burdensome conditions or requirements on Buyer. Seller shall also deliver to Buyer at the Closing, all of the Seller's business records, books and other data relating to the assets, business and operations of the Business, to the extent the same constitute part of the Subject Assets. If Seller is unable to deliver all of its records, books and data, it shall retain that portion of the records, books and data not so delivered, and make provision for such delivery in a reasonable manner following the Closing. For five years after the Closing Date, neither party shall destroy any business records, books or data in its possession without first giving notice to the other party of its intention to destroy such records, books or data. Each party shall afford the other reasonable access to such records, books and data upon request.

      1.7 Further Assurances.  Each party agrees, from time to time after the
          ------------------
Closing and at the reasonable request of the other party, and without further consideration, to (i) execute and deliver further instruments of transfer, assumption and assignment (in addition to those delivered under Section 1.5) and take such other actions as the other party may reasonably require to more effectively transfer and assign to, including assignments in such forms as are acceptable to the United States Patent and Trademark Office, and vest in, Buyer each of the Subject Assets or to complete the assumption of the Ordinary Course Liabilities by Buyer; and (ii) cooperate with and provide assistance to the other party in transferring possession of the Subject Assets to Buyer and assumption of the Ordinary Course Liabilities by Buyer.

      1.8  Allocation of Purchase Price.  The Purchase Price payable by Buyer
           ----------------------------
pursuant to Section 1.3 and the amount of the Ordinary Course Liabilities assumed by Buyer shall represent payment for the Subject Assets in the amount set forth on Schedule 1.8 hereto. The amounts reflected in said Schedule shall
             ------------
represent the fair market values of the Subject Assets at the Closing, to the best of the knowledge and belief of the parties hereto. At or as soon as practicable after the Closing, Buyer and Seller shall execute an IRS Form 8594 in accordance with the allocation set forth in said Schedule and in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. All tax returns and reports filed by Buyer and Seller with respect to the transactions contemplated by this Agreement shall be consistent with such Schedule. A Preliminary form 8594 will be prepared, if possible, at the time of Closing.

      1.9  Procedures for Assets not Transferable.  If any of the contracts or
           --------------------------------------
agreements or any other property or rights included in the Subject Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between Buyer and Seller with respect to any such contract, Buyer shall not assume the Seller's obligations with respect thereto, but Seller shall use all commercially reasonable efforts to obtain any such consent as soon as possible after the Closing or otherwise obtain for Buyer the practical and economic benefit of such property or rights and Buyer shall use all commercially reasonable efforts to assist in that endeavor. In the event the Seller and a vendor continue to be parties to an agreement after the Closing as a result of a required consent not having been obtained, the Buyer shall perform under such agreement if it receives the benefits thereof.

      1.10 Employees, Wages, Benefits and Bonuses.
           --------------------------------------

           (a) Seller shall terminate all employees of the Business prior to or on the Closing Date and shall be responsible for making all severance payments to such employees in respect of such terminations. Buyer shall not assume or have any obligations or liabilities with respect to such terminations.

           (b) Seller shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to each employee of the Business which shall have become due for work performed as of and through the day on which such employee is terminated, and Seller shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits except for accruals for any of the foregoing which are taken into account in calculating the Closing Working Capital.

           (c) Buyer shall offer employment to commence on the Closing Date to all of Seller's employees listed on Schedule 1.10. Such employees shall be
                                    -------------
hired by Buyer at the same compensation level and job title as such employee had while employed by Seller with full credit for prior service. Seller acknowledges and agrees that Buyer may interview and discuss employment terms and issues with employees.

           (d) Seller's benefit plans which Buyer wishes to continue are set forth in the Transition Plan. Seller's benefit plans not listed in the Transition Plan shall not be assumed or continued by Buyer. Seller acknowledges and agrees that Buyer is not assuming and shall not have any obligations or liabilities under, any benefit plan maintained by Seller for the benefit of employees of the Business, except to the extent set forth in the Transition Plan.

           (e) The Buyer agrees to pay to certain of its employees a bonus at the end of each Contingency Period as set forth below.

               (i)  At the end of the First Contingency Period (as defined in
     Exhibit   A) the Buyer shall pay to those employees of Buyer who are listed on Schedule 1.10(e)(i) and (a) are employed by the Buyer on June 30, 2001
        -------------------
     or (b) who's employment with Buyer was terminated following the Closing by Buyer for reasons other than "for cause" (each a " First Bonus Eligible Employee" and collectively, the "First Bonus Eligible Employees") a bonus (the "First Bonus"), if such bonus should become due and payable. Each First Bonus Eligible Employee shall receive the amount of cash as is set forth next to such First Bonus Eligible Employee's name on Schedule
                                                                --------
     1.10(e)(i) or a proportional share thereof depending on the amount of the
     ----------
     First Bonus. If a person listed on Schedule 1.10(e)(i) is not a First Bonus
                                        -------------------
     Eligible Employee at the time a bonus becomes payable hereunder, his or her proportional share of the First Bonus shall be distributed to the First Bonus Eligible Employees on a pro rata basis. The First Bonus shall be paid by the Buyer to the First Bonus Eligible Employees in the amount of $550,000 (the "Target First Bonus"). The amount of the First Bonus shall be based on the EBIT (as defined in Exhibit A) and EBIT Percentage (as defined in Exhibit A) earned by the Buyer during the First Contingency Period. If Buyer achieves an EBIT of $3,150,000 (the "First Maximum EBIT") and an EBIT Percentage of 14.59% (the "First Maximum EBIT Percentage") the First Bonus shall be 100% of the Target First Bonus (1 x $550,000 = $550,000). The First Bonus can be earned down to 0% of the Target First Bonus. If Buyer achieves an EBIT of $2,520,000 (the "First Minimum EBIT") and an EBIT Percentage of 11.67% (the "First Minimum EBIT Percentage") the First Bonus shall be 0% of the Target First Bonus (0 x $550,000 = $0). At any given level of EBIT between the First Minimum EBIT and the First Maximum EBIT, the amount of the First Bonus shall be determined by dividing the amount of EBIT actually earned less the First Minimum EBIT by the difference between the First Minimum EBIT and the First Maximum EBIT and multiplying the result by the Target First Bonus, provided that the corresponding EBIT Percentage level is achieved. In the event the EBIT Percentage level achieved is not at least equivalent to its corresponding EBIT amount, the First Bonus will be based on the EBIT Percentage achieved. In such case the First Bonus shall be determined by dividing the EBIT Percentage actually earned less the First Minimum EBIT Percentage by the difference between the First Minimum EBIT Percentage and the First Maximum EBIT Percentage and multiplying the result by the Target First Bonus.
     Under no circumstances shall the First Bonus Eligible Employees be entitled to any part of the First Bonus if the Buyer's EBIT is less than $2,520,000 or the EBIT Percentage is less than 11.67%. The maximum amount of the First Bonus that may be earned shall be $550,000, regardless of the fact that the Buyer may exceed the First Maximum EBIT or the First Maximum EBIT Percentage.

          (ii) At the end of the Second Contingency Period (as defined in
     Exhibit   A) the Buyer
     shall pay to those employees of Buyer who are listed on Schedule
                                                             --------
     1.10(e)(ii) and (a) are employed by the Buyer on June 30, 2002
     -----------
     or (b) who's employment with Buyer was terminated following the Closing by Buyer, for reasons other than "for cause" (each a " Second Bonus Eligible Employee" and collectively, the "Second Bonus Eligible Employees") a bonus (the "Second Bonus"), if such bonus should become due and payable. Each Second Bonus Eligible Employee shall receive the amount of cash as is set forth next to such Second Bonus Eligible Employee's name on Schedule
                                                                 --------
     1.10(e)(ii) or a proportional share thereof depending on the amount of the
     -----------
     Second Bonus.  If a person listed on Schedule 1.10(e)(ii) is not a Second
                                          --------------------
     Bonus Eligible Employee at the time a bonus becomes payable hereunder, his or her proportional share of the Second Bonus shall be distributed to the Second Bonus Eligible Employees on a pro rata basis. The Second Bonus shall be paid by the Buyer to the Second Bonus Eligible Employees in the amount of $600,000 (the "Target Second Bonus"). The amount of the Second Bonus shall be based on the EBIT and EBIT Percentage earned by the Buyer during the Second Contingency Period. If Buyer achieves an EBIT of $3,780,000 (the "Second Maximum EBIT") and an EBIT Percentage of 14.59% (the "Second Maximum EBIT Percentage") the Second Bonus shall be 100% of the Target Second Bonus (1 x $600,000 = $600,000). The Second Bonus can be earned down to 0% of the Target Second Bonus. If Buyer achieves an EBIT of $3,024,000 (the "Second Minimum EBIT") and an EBIT Percentage of 11.67% (the "Second Minimum EBIT Percentage") the Second Bonus shall be 0% of the Target Second Bonus (0 x $600,000 = $0). At any given level of EBIT between the Second Minimum EBIT and the Second Maximum EBIT, the amount of the Second Bonus shall be determined by dividing the amount of EBIT actually earned less the Second Minimum EBIT by the difference between the Second Minimum EBIT and the Second Maximum EBIT and multiplying the result by the Target Second Bonus, provided that the corresponding EBIT Percentage level is achieved. In the event the EBIT Percentage level achieved is not at least equivalent to its corresponding EBIT amount, the Second Bonus will be based on the EBIT Percentage achieved. In such case the Second Bonus shall be determined by dividing the EBIT Percentage actually earned less the Second Minimum EBIT Percentage by the difference between the Second Minimum EBIT Percentage and the Second Maximum EBIT Percentage and multiplying the result by the Target Second Bonus. Under no circumstances shall the Second Bonus Eligible Employees be entitled to any part of the Second Bonus if the Buyer's EBIT is less than $3,024,000 or the EBIT Percentage is less than 11.67%. The maximum amount of the Second Bonus that may be earned shall be $600,000, regardless of the fact that the Buyer may exceed the Second Maximum EBIT or the Second Maximum EBIT Percentage.

     The EBIT and EBIT Percentages for this Section 1.10 shall be calculated in accordance with the procedures set forth in Exhibit A for calculating the Contingent Payments, provided that any resolution of a disputed calculation reached by the parties thereto shall be binding for the purposes of calculating the bonuses payable hereunder. The First Bonus and Second Bonus shall be paid on the same day that the corresponding Contingent Payment is made. Seller agrees that after the Closing Date it shall not make any further compensatory payments to those persons listed on either Schedule 1.10(e)(i) or Schedule
                                           -------------------    --------
1.10(e)(ii).
-----------

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND FOUNDERS
           -----------------------------------------------------

      2.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Buyer and Parent to enter into this Agreement and consummate the transactions contemplated hereby, Seller and each Founder jointly and severally hereby makes the representations and warranties contained in this Section 2.

      2.2 Organization and Qualification; Capital Stock.  Seller is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Seller is not qualified to do business as a foreign corporation in any jurisdiction, no such qualifications being necessary, except as set forth on Schedule 2.2 or
                                                            ------------
where the failure to be so qualified would not have a material adverse effect on Seller or the Business. All of the issued and outstanding capital stock of Seller is owned beneficially and of record as set forth in Schedule 2.2, free
                                                           ------------
and clear of any lien, restrictions or encumbrances, and there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional stock of any class of Seller. Seller does not have any subsidiaries or own any securities issued by any other business organization or governmental authority or any direct or indirect interest in or, except as provided in Schedule 2.2, control over any corporation, partnership,
                      ------------
limited liability company, joint venture or entity of any kind relating to the Business conducted by Seller.

      2.3 Authority.
          ---------

          (a) The Seller has full power and authority to execute, deliver and perform this Agreement and each other agreement or instrument contemplated hereby and the execution and delivery of this Agreement and each other agreement or instrument contemplated hereby and the performance of all obligations hereunder and thereunder have been duly authorized by all necessary action of Seller. This Agreement and the transactions contemplated hereby have been duly approved by the stockholders of the Seller. This Agreement and each other agreement, document and instrument executed by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. The execution, delivery and performance by the Seller of this Agreement and each other agreement, document and instrument contemplated hereby:

               (i) do not and will not violate any provision of Seller's Articles of Incorporation or By-laws, each as amended or restated to date;

               (ii) do not and will not violate any laws of the United States or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, authorization, declaration, consent or waiver of, or make any filing with or give notice to, any person, entity or public or governmental authority that has not been obtained, made or given (except that no representation is made with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") except as set forth in Section 2.3(c) below); and

               (iii) Except as set forth on  Schedule 2.3, do not and will not
                                             ------------
     result in a material breach of, constitute a default under, accelerate any obligation under, require a consent under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which Seller or the Business or the Subject Assets is bound or affected, or result in the creation or imposition of any Lien on any of the Subject Assets.

          (b) The Founders have full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by them or on their behalf pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by the Founders pursuant to or contemplated by this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Founders, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or reorganization laws, or other laws relating to or affecting the availability of the remedy of specific performance or equitable principles of general application. The execution, delivery and performance by the Founders of this Agreement and each such agreement, document and instrument:

               (i) do not and will not violate any laws of the United States or any state or other jurisdiction applicable to the Founders or require the Founders to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained, made or given; and

               (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which any Founder is a party or by which the property of any Founder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets (except that no representation is made with respect to HSR except as set forth in Section 2.3(c) below).

          (c) With respect to HSR, Founders are the "ultimate parent entity" (as defined in HSR) of Seller and they do not have total assets for purposes of HSR (after taking into account the applicable attribution rules of HSR) in excess of $10 million. For purposes of determining total assets for HSR, Founders' ownership of Seller is included at the book value of the Seller's assets and Founders' personal residence and other non-income producing property are excluded.

 2.4 Title to Properties; Liens; Condition of Properties.
     ---------------------------------------------------

          (a) The Subject Assets do not include any real property.  Schedule 2.4
                                                                    ------------
sets forth the addresses and uses of all real property that the Seller leases. Seller owns or has a valid leasehold interest in all of the Subject Assets and Seller has and is conveying to Buyer hereunder good title to all of its personal property, tangible and intangible, included in the Subject Assets.

Except as set forth on Schedule 2.4 and for Permitted Liens, none of such
                       ------------
property or assets of Seller, tangible or intangible, is subject to any Lien. Except for Permitted Liens, no financing statement under the Uniform Commercial Code with respect to any of the Subject Assets is active in any jurisdiction, and Seller has not signed any such active financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. The Subject Assets and the Excluded Assets listed on Schedule 1.1(b)
                                                                ---------------
are all of the assets used in the operation of the Business as the same has been operated prior to the date hereof. The tangible Subject Assets (i) are in working order (reasonable wear and tear excepted), (ii) have been maintained in a manner consistent with the needs of the Business, and (iii) to Seller's Knowledge (as defined in Section 8.6), conform in all material respects with all applicable state and federal statutes, ordinances, regulations and laws.

          (b) Upon delivery to Buyer of the instruments of transfer referred to in Section 1.5 hereof, Buyer will receive good and valid title or a valid leasehold interest in all of the Subject Assets, free and clear of all Liens, except for Permitted Liens.

      2.5 Location of Subject Assets.  The tangible Subject Assets are located
          --------------------------
at Seller's facilities listed on Schedule 2.4.
                                 ------------

      2.6 Financial Statements; Undisclosed Liabilities.
          ---------------------------------------------

          (a) Seller has previously furnished to Buyer and Parent copies of its audited financial statements for the fiscal years ended December 31, 1998 and 1999 and the unaudited interim period ending April 30, 2000. Except as described in Schedule 2.6(a), such financial statements referred to in this
             ---------------
Section 2.6(a) were prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly and accurately present in all material respects the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the periods shown therein (subject to the absence of footnotes that would be required by generally accepted accounting principles), and to Seller's Knowledge, are complete, correct and consistent in all material respects with the books and records of Seller, except in the case of interim financial statements for normal recurring and certain non-recurring audit adjustments necessary for a fair presentation of the financial position and operating results of the Seller for the interim periods which will not be, in the aggregate, materially adverse and for the omission of footnotes to said interim financial statements that would be required by generally accepted accounting principles.

          (b) Except as and to the extent reflected or reserved against in the unaudited balance sheet of Seller at April 30, 2000 contained in the financial statements referred to in Section 2.6(a) (the "Base Balance Sheet"), incurred in the ordinary course of business since April 30, 2000, or as listed on Schedule
                                                                      --------
2.6(b), the Seller does not have and is not subject to any material liability or
------
obligation of any nature, whether accrued, absolute, contingent or otherwise of the kind that would be required to be disclosed in such financial statements or, to Seller's Knowledge, any other material liability or obligation.

      2.7 Tax Matters.  Seller and the Founders have timely and properly filed
          -----------
in all material respects all federal, state, local and foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed in connection with the Business and have paid all Taxes (as defined below) owing by either of them (whether or not shown on any Tax Return), except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.6 above. The provision for taxes on the Base Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of Seller relating to the Business, and any applicable taxes owing to any foreign jurisdiction (collectively, "Taxes"), whether or not assessed or disputed. All Taxes and other assessments and levies which Seller is required to withhold or collect have been withheld and collected and have been paid over or will be paid when due to the proper governmental authorities. Neither Seller nor Founders have ever received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxation authority in connection with the Business, except as set forth on Schedule 2.7.
                                                                  ------------
Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to Seller's Knowledge, threatening to assert against the Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Seller is and has been since 1990, a "corporation" within the meaning of the applicable laws of the State of New Jersey. Seller has been a validly electing S corporation within the meaning of Internal Revenue Code Sections 1361 and 1362 at all times during its existence.

      2.8 Collectibility of Accounts Receivable.  All of the accounts receivable
          -------------------------------------
of the Seller (less the reserve for bad debts set forth on the Base Balance Sheet) are valid and enforceable claims, are not subject to set-off or counterclaim, provided that the foregoing representation is not a guarantee of collectibility. Seller has no accounts receivable or loans receivable from any person, firm or corporation which is affiliated with Seller or from any stockholder, director, officer or employee of Seller or any affiliates thereof.

      2.9 Intellectual Property Rights; Employee Restrictions.  Except as set
          ---------------------------------------------------
forth in Schedule 2.9:
         ------------

          (a) To Seller's Knowledge, Seller has exclusive ownership of, with the right to use, sell, license, dispose of, and bring actions for infringement of, trade names, copyrights and copyright registrations, service marks, trademarks and patents (including applications and registrations therefor) and all other proprietary rights material to the conduct of the Business as presently conducted or currently contemplated to be conducted, all of which are listed on

Schedule 2.9 (the "Intellectual Property Rights"), provided that no
------------
representation is made with respect to "off the shelf" software used by Seller that is generally commercially available.

          (b) The Business of Seller as presently conducted does not violate any agreements which Seller has with any third party or, to Seller's Knowledge, infringe any patent, trademark, copyright or trade secret or, to Seller's Knowledge, any other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to Seller's Knowledge, threatened against the Seller nor has Seller received any notice or claim from any person asserting that any of the Seller's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and Seller is not aware of any infringement by any other person of any rights of Seller under any Intellectual Property Rights.

          (d) Seller has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property Rights; each current and former employee of the Seller who is a party to an employment agreement with Seller has executed an agreement regarding confidentiality and proprietary information, and, to Seller's Knowledge, none of such employees is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information.

     Any registered patents, registered trademarks and registered copyrights constituting Intellectual Property Rights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or corresponding office of other countries identified on

Schedule 2.9, and have been properly maintained and renewed in accordance with
------------
all applicable provisions of law and administrative regulations in the United States and each such country.

      2.10 Business; Compliance with Laws.  Seller has all necessary franchises,
           ------------------------------
permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct the Business as it is presently conducted, except for the absence of which, would not have a Material Adverse Effect. To Seller's Knowledge, Seller is currently and has heretofore been in compliance in all material respects with all federal, state, local and foreign laws, regulations and guidelines, including without limitation all laws, regulations and guidelines of the Food and Drug Administration to the extent applicable. Except as set forth in Schedule 2.10, none of Seller, the Founders or any former
                -------------
subsidiary of any Seller has been: (a) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (b) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it or him from, or otherwise imposing limits or conditions on its or his engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (d) involved in any other type of legal proceeding that would require the Founders to disclose such involvement under Item 401(f) of SEC Regulation S-K if the Founders were subject to such Regulation. The Seller is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect any of the Subject Assets or the business, prospects or condition (financial or otherwise) of the Business.

      2.11 Insurance.  Seller has fire, casualty and other insurance policies,
           ---------
with extended coverage, sufficient in amount to allow it to replace any of its material properties which might be damaged or destroyed or sufficient to cover liabilities to which Seller may reasonably become subject, on both a per occurrence and an aggregate basis, as are appropriate for the Business. There is no default or event which could give rise to a default under any such policy.

      2.12 Transactions with Affiliates.  There are no loans, leases, contracts
           ----------------------------
or other transactions between Seller and any officer, director or stockholder of Seller or any family member or affiliate of the foregoing persons and there have been no such transactions within the past three years except for those transactions between the Seller and, in their capacity as employees of the Seller, any such persons, and those transactions set forth in Schedule 2.12.
             -------------

      2.13 Employee Benefit Plans. The Seller does not maintain or contribute to
           ----------------------
any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans identified in Schedule 2.13. To Seller's Knowledge, the terms and operation of
              -------------
each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no unfunded obligations of Seller under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Seller is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or any applicable labor relations law, and all Employee Benefit Plans are terminable at the discretion of Seller without liability to the Seller upon or following such termination. The Seller has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees except with respect to the continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as "COBRA").

      2.14 Hazardous Waste, Etc.
           ---------------------

          (a) Except as set forth in Schedule 2.14 hereto or as would not have a
                                     -------------
Material Adverse Effect, (i) Seller has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) to Seller's Knowledge no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Seller, or has ever been located in the soil or groundwater at any such site; (iii) to Seller's Knowledge, no Hazardous Material has ever been transported from any site presently or formerly owned, or operated, leased, or used by Seller for treatment, storage, or disposal at any other place; (iv) to Seller's Knowledge Seller does not presently own, operate, lease, or use, nor has it previously owned, or previously operated, leased, or used any site on which underground storage tanks are or were located; and (v) to Seller's Knowledge, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Seller in connection with the presence of any Hazardous Material.

          (b) Except as set forth in Schedule 2.14 hereto or as would not have a
                                     -------------
Material Adverse Effect, (i) Seller does not have any liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) to Seller's Knowledge, Seller, any property owned, operated, leased, or used by Seller, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) Seller has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) Seller has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

          (c) Except as set forth in Schedule 2.14 hereto or as would not have a
                                     -------------
Material Adverse Effect, to Seller's Knowledge, no site owned, operated, leased, or used by Seller or any of its subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) Seller has provided to Buyer copies of all documents, records, and information in the possession and control of Seller or any of its subsidiaries concerning any environmental or health and safety matter relevant to Seller or any of its subsidiaries, whether generated by the Seller, its subsidiaries, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2.14, (i) "Hazardous Material" shall
                                   ------------
mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include Seller, each of its subsidiaries and all other entities for whose conduct the Seller or any of its subsidiaries is or may be held responsible under any Environmental Law.

      2.15 List of Certain Employees, Consultants and Suppliers.  Schedule 2.15
           ----------------------------------------------------   -------------
contains a list of all managers, employees and consultants of Seller who, individually, have received or are scheduled to receive compensation or payments for the fiscal year ended December 31, 1999 in excess of $50,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual. Schedule 2.15 sets forth a list of all suppliers to
                          -------------
whom Seller made payments aggregating $50,000 or more during the fiscal year ended December 31, 1999 showing, with respect to each, the name, address and dollar volume involved. Since December 31, 1999, no supplier has terminated or reduced its business with Seller or materially and adversely modified its relationship therewith.

      2.16 Employees; Labor Matters.  Seller employs approximately 33 full-time
           ------------------------
employees and 0 part-time employees, has 0 contracts with independent contractors and to Seller's Knowledge generally enjoys a good employer-employee relationship. Seller is not delinquent in payments to any of their employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for them to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Upon termination of the employment of any of said employees or independent contractors who are not under a written contract as disclosed in Schedule 2.16
                                                                 -------------
hereto, no severance or other payments will become due. Seller does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. To Seller's Knowledge, Seller is in all material respects, in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, wages and hours and federal and state withholding taxes. There are no changes pending, or to Seller's Knowledge threatened with respect to (including, without limitation, resignation of) the senior management or key supervisory personnel or independent contractors of Seller nor has Seller received any notice or information concerning any prospective change with respect to such senior management or key supervisory personnel.

      2.17 Customers.  Schedule 2.17 set forth each customer of the Seller who
           ---------   -------------
accounted for more than 5% of the sales of Seller for the fiscal year ended December 31, 1999 (collectively, the "Customers"). To Seller's Knowledge, the relationships of Seller with its Customers are good commercial working relationships. Except to the extent disclosed on Schedule 2.17, since December
                                                  -------------
31, 1999 no Customer of Seller has canceled or otherwise terminated its relationship with Seller, or has during the last twelve months decreased materially its usage or purchases of the services or products of Seller. Except to the extent disclosed on Schedule 2.17, no Customer has, to Seller's
                           -------------
Knowledge, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with Seller or to decrease materially its usage, purchase or distribution of the services or products of Seller.

      2.18 Litigation. Except as set forth on Schedule 2.18, there is no
           ----------                         -------------
litigation, claim or governmental, arbitration or other proceeding, investigation, order or decree pending or in effect or, to Seller's Knowledge, threatened against Seller relating to or affecting any of the Subject Assets or the Business, except for those that would not have a Material Adverse Effect.

      2.19 Finder's Fee. Except with respect to the obligation of Seller to make
           ------------
payment to DeSilva & Phillips for services rendered in connection with this transaction, Seller has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      2.20 Material Adverse Change.  Except as specifically disclosed on
           -----------------------
Schedule 2.20 to this Agreement, since December 31, 1999:
-------- ----

          (a) there has not been any material adverse change in the business, results of operations, condition (financial or otherwise) properties, assets, liabilities or obligations of the Business;

          (b) there has not been any damage, destruction or loss (whether or not covered by insurance), materially and adversely affecting the business, prospects, results of operations, condition (financial or otherwise), assets or properties of the Business;

          (c) there has not been any change in the relationships of Seller with respect to its suppliers, distributors, licensees, licensors, customers or others with whom it has business relationships which would have a material adverse effect on the Business and Seller does not have knowledge of any fact or contemplated event which may cause any such material adverse change.

          (d) the Business has been conducted and carried on only in the ordinary and regular course consistent with past practice;

          (e) except for compensation paid to Founders as employees, there has not been any payment made by Seller to the Founders or any affiliate thereof, including without limitation, any payment by means of a dividend, distribution, redemption of capital stock or similar payment; and

          (f) there has not been any material alteration or change in the methods of operation employed by the Business.

      2.21 Contracts.  Except for Contracts and Certificates listed in Schedule
           ---------                                                   --------
1.1(a)(iv) and Schedule 1.1 (a)(v) (true and complete copies (or, in the case of
-----------    -------------------
verbal agreements, written descriptions) of which have been delivered to Buyer), neither Seller nor the Founders are a party to or subject to any of the following contracts or agreements, in each case which relates to, or is necessary in connection with the operation of, the Business:

          (a) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Seller or any successor or assign within one year after the date hereof;

          (b) any contract or agreement for the sale or lease of their products or services, except orders in the ordinary course of the Business;

          (c) any contract with any sales agent or distributor of products or services of Seller;

          (d) any contract containing covenants limiting the freedom of Seller to compete in any line of business or with any person or entity;

          (e) any license agreement (as licensor or licensee);

          (f) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement;

          (g) any contract or agreement with any officer, employee, director or stockholder of Seller or with any affiliate interest; or

          (h) any material verbal contract, agreement, arrangement or understanding with the suppliers or customers of the Business.

     All of the Contracts are valid and are in full force and effect and constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. To Seller's Knowledge, each Contract constitutes the legal, valid and binding obligation of each party thereto, other than Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles. To Seller's Knowledge, neither Seller nor any other party to any Contract is in material default in complying with any provisions thereof, and no condition or event or facts exist which, with notice, lapse of time or both would constitute a material default thereof on the part of Seller or, to Seller's Knowledge, on the part of any other party thereto.

      2.22 Banking Relations.  All of the arrangements which the Seller has with
           -----------------
any banking or similar institution are completely and accurately described in

Schedule 2.22 attached hereto, indicating with respect to each of such
-------------
arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      2.23 Securities Law Matters.  The Trustees on behalf of the Trust and
           ----------------------
Seller hereby represent and warrant to the Buyer and Parent, that with respect to the Seller's receipt of Parent Stock and the Trust's receipt of Parent Stock upon distribution by the Seller hereunder:

          (a) Seller and the Trust are acquiring the Parent Stock for their own accounts, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Seller and the Trust are "accredited investors" as defined in the Securities Act, are knowledgeable and experienced in the making of investments of the type involved in the acquisition of the Parent Stock pursuant to the Agreement, are able to bear the economic risk of loss of their investment in the Parent, has been granted the opportunity to investigate the affairs of the Buyer and Parent and to ask questions of their officers and employees regarding the business, assets, liabilities, financial condition, cash flow and operations of both Buyer and Parent, and have availed themselves of such opportunity either directly or through their authorized representative; the Seller and the Trust acknowledge that they have made their own independent examination, investigation, analysis and evaluation of both Buyer and Parent, including their own estimates of the value of both Buyer's and Parent's business; Seller and the Trust acknowledge that they have undertaken such due diligence as they have deemed adequate; and

          (b) Seller and the Trust understand that because the shares of Parent Stock have not been registered under the Securities Act or securities or "blue sky" laws of any jurisdiction, they cannot dispose of any or all of the shares of the Parent Stock unless such shares of Parent Stock are subsequently registered under the Securities Act or exemptions from such registration are available. Seller and the Trust acknowledge and understand that they have no right to require Parent to register the Parent Stock, except as set forth in the attached Registration Rights Agreement. Seller and the Trust further understand that the Parent may, as a condition to the transfer of any of the Parent Stock, require that the request for transfer be accompanied by an opinion of counsel as described below. Assuming customary broker and seller representation letters are provided demonstrating compliance with the requirements of Rule 144, Parent agrees that any opinion required for transfers pursuant to Rule 144 under the Securities Act will be provided by Parent's counsel at no cost to the transferor. Seller and the Trust understand that each certificate representing the Parent Stock will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws).

          THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     Notwithstanding anything herein to the contrary, Buyer and Parent acknowledge that the Parent Stock received by Seller may be distributed by Seller to the Trust. Buyer and Parent agree to such distributions based upon the representations of the Trustees made on behalf of the Trust contained in this Agreement.

      2.24 Disclosure. The representations, warranties and statements made or
           ----------
contained in this Agreement, in the documents, certificates, filings, Schedules and Exhibits given or delivered by Seller and Founders pursuant to this Agreement do not, either individually or when taken together, contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties and statements not misleading in light of the circumstances in which they were made or delivered.

SECTION 3. COVENANTS OF FOUNDERS AND SELLER.
           --------------------------------

      3.1 Making of Covenants and Agreements.  Seller and each Founder hereby
          ----------------------------------
covenants and agrees as set forth in this Section 3.

      3.2 Representation Disclaimer.  Seller and Founders agree that neither
          -------------------------
Buyer nor Parent shall be deemed to have made to Seller or Founders any representation or warranty other than those expressly made by either Buyer or Parent pursuant to Section 4 hereof. Without limiting the generality of the foregoing, except to the extent expressly set forth in this Agreement, neither Buyer nor Parent has made any representation or warranty to Seller or Founders with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to either Seller or Founders of future revenues, expenses or expenditures or future results of operations; or (ii) any other information or documents (financial or otherwise) made available to Seller, Founders, their counsel, accountants or advisors with respect to Buyer or Parent.

      3.3 Non-Use of Trade Names, etc.  After the Closing Date, neither Seller,
          ---------------------------
nor any affiliate of Seller or Founders will for any reason, directly or indirectly, for itself or any other person, without the written consent of the Parent and Buyer (a) use any Intellectual Property Rights transferred pursuant to this Agreement, or (b) use or disclose any Intellectual Property Rights or any trade secrets, confidential information, know-how, proprietary information or other intellectual property described in Section 1.1(a)(i) hereof and transferred pursuant to this Agreement or otherwise arising in connection with the operation of the Business, except that Seller may use such rights and information and may disclose such information to Buyer and Parent in connection with the operation of the Business by Buyer and Parent after the Closing Date and to the extent that such Intellectual Property

Rights become publicly available through no fault of the Seller or the Founders, or if the Seller is legally compelled to disclose any such Intellectual Property Rights, provided that the Seller or its affiliates provides prior written notice of any service of any request to provide such disclosure to the Buyer, and that Seller cooperates with Buyer to attempt to obtain an appropriate protection order or other reliable assurances that confidential treatment will be accorded to such Intellectual Property Rights.

      3.4 Non-Disclosure and Non-Competition.  Seller and Founders, in order to
          ----------------------------------
induce Buyer and Parent to enter into this Agreement, each expressly covenants and agrees that neither Seller nor any of their affiliates will, directly or indirectly, (a) disclose or furnish to any person, other than Buyer or Parent, any proprietary information of, or confidential information concerning, the Business, Seller, Buyer or Parent or any affiliate of Seller, Buyer or Parent except as required by law; and (b) for a period of three years following the Closing Date, without the express written consent of the Buyer, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in (other than owning less than 5% of the securities of any publicly traded company), or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Buyer or Parent (or any affiliate of the Buyer or Parent) whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by Seller during any period, which business, activities, products and services shall include in any event providing promotional, marketing and education programs or providing other services currently provided by Seller or contemplated to be provided by Seller. Without implied limitation, the foregoing covenant shall include, during the three years following the Closing Date, soliciting or attempting to solicit for or on behalf of itself or any such competitor the employment of any officer or employee of the Buyer or Parent or any of their direct and/or indirect subsidiaries, encouraging for or on behalf of itself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Buyer or the Parent or any of their direct or indirect subsidiaries, soliciting for or on behalf of itself or any such competitor any client of the Buyer or Parent or any of their direct or indirect subsidiaries and diverting to any person (as hereinafter defined) any client or business opportunity (which business opportunity is known to Seller by virtue of Scott Pallais' employment with Parent) of the Buyer, the Parent or any of any of their direct or indirect subsidiaries. Additionally, the Seller and Founders will not disparage the Buyer or Parent or any of their direct or indirect subsidiaries, the Business, or the products or services conducted or offered by the Buyer or Parent and their subsidiaries for a period of three years following the Closing Date.
Buyer and Parent agree, for a period of three years following the Closing Date, not to disparage the Seller or Founders in any public statements made on behalf of the Buyer or Parent. In the event that Buyer or Parent defaults in their obligations to pay any amounts finally determined to be due and payable in accordance with the provisions of this Agreement and Exhibit A when they are
                                                     ---------
otherwise due and payable, or otherwise defaults in their material obligations under this Agreement or the Employment Agreement, and Seller has given written notice to Parent describing the event giving rise to such default and Buyer and Parent have not cured such default within thirty days of receipt of such notice, Seller and Founders shall be relieved of their obligations under Section 3.4 of this Agreement.

      3.5 Payment of Obligations.  Subsequent to the Closing, Seller or Founders
          ----------------------
and shall pay all of the Excluded Liabilities in the ordinary course of business as they become due. Seller and Founders agree that Seller or Founders shall maintain sufficient net worth and liquidity after the Closing in order to satisfy such Excluded Liabilities.

      3.6  Ongoing Business.  Scott Pallais agrees to operate the Business
           ----------------
consistent with past practices (except for such reasonable changes as are approved by Parent) and taking into account the Business as a going concern. Scott Pallais covenants not to effectuate changes in the Business which would have a material adverse effect on the Business as a going concern, where such changes were made with the intention of enabling the Seller to earn a Contingent Payment.

      3.7 Collection of Assets.  Subsequent to the Closing, Buyer and its
          --------------------
assignees shall have the right and authority to collect all receivables and other items transferred and assigned by Seller hereunder and to endorse with the name of Seller or any of their affiliates any checks received on account of such receivables or other items, and Seller and Founders agree that they will promptly transfer or deliver to Buyer and its assignees from time to time, any cash or other property that they may receive on or after the Closing with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the assets transferred to Buyer pursuant to this Agreement.

      3.8 Securities Filings.  Seller and Founders shall reasonably cooperate
          ------------------
with Buyer and Parent to permit the Buyer, Parent and their subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all filings required to be made by Buyer or Parent with the NASDAQ Stock Market and the SEC, including without limitation, the 8-K (and related financial statements) required to be filed with the SEC in connection with the transactions contemplated by this Agreement, and to permit Parent to include in its filings with the SEC all information which may be required with respect to Seller and Founders.

      3.9 Change of Name. Founders shall cause Seller, on the Closing Date, to
          --------------
change its name to a name which does not include the words "Armand Scott" or is not otherwise similar to such name, sold to Buyer in accordance with Section 1.1(a)(i).

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.
           --------------------------------------------------

      4.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
Seller and Founders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Parent jointly and severally hereby make the representations and warranties to Seller and Founders contained in this Section 4.

      4.2 Organization of Buyer.  Each of Buyer and Parent is a corporation duly
          ---------------------
organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer and Parent are qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a material adverse effect on Buyer and Parent as a whole. Immediately after the Closing, Buyer will have no material assets or liabilities other than the Subject Assets and the liabilities assumed from Seller pursuant to this Agreement. As of the Closing, there exist no liens or encumbrances against Buyer's assets.

      4.3 Authority of Buyer.  Buyer and Parent have full corporate power and
          ------------------
authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer and Parent pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Parent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer and Parent and no other action on the part of Buyer or Parent is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer and Parent pursuant to this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of Buyer and Parent enforceable in accordance with its terms. The execution, delivery and performance by Buyer and Parent of this Agreement and each agreement, document and instrument contemplated hereby:

               (i) do not and will not violate any provision of the certificate of incorporation or by-laws of Buyer or Parent;

               (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or Parent or require Buyer or Parent to obtain any approval, consent or waiver of, or make any filing with or give notice to, any person or entity (governmental or otherwise) that has not been obtained or given;

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which Buyer or Parent is bound or affected, or result in the condition or imposition of any Lien on any of the Subject Assets; and

               (iv) to the extent the foregoing representation relates to HSR, the representation is based solely on Seller's representation contained in Section 2.3.

      4.4 Parent Stock.  The unregistered shares of Parent Stock to be issued in
          ------------
connection with the transactions contemplated by this Agreement, when so issued upon the Closing or at the time of either Contingent Payment, will be duly and validly issued, fully paid and non-assessable, free and clear of any and all liens, encumbrances, charges or claims.

      4.5 Business; Compliance with Laws. Buyer and Parent have all necessary
          ------------------------------
franchises, permits, licenses and other rights and privileges necessary to permit them to own their property and to conduct the Business as it is presently conducted, except for those, the absence of which, would not have a Material Adverse Effect. Buyer and Parent are currently and have heretofore been in compliance in all material respects with all federal, state, local and foreign laws, regulations and guidelines, including without limitation all laws, regulations and guidelines of the Food and Drug Administration, the Federal Trade Commission, the Federal Communications Commission, the American Medical Association and the Pharmaceutical Marketing Association, in each case to the extent applicable. Except as set forth in Schedule 4.5, none of Buyer, Parent
                                           ------------
or any former subsidiary of Parent has been: (a) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding; (b) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining it from, or otherwise imposing limits or conditions on its or his engaging in any securities, investment advisory, banking, insurance or other type of business; or (c) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated. The Buyer and Parent are not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect any of their respective assets, business, prospects or condition (financial or otherwise).

      4.6 Litigation.  Except as set forth on Schedule 4.6, there is no
          ----------                          ------------
litigation, claim or governmental, arbitration or other proceeding, investigation, order or decree pending or in effect or, to the knowledge of Parent or Buyer, threatened against Parent or Buyer, except for those that would not have a Material Adverse Effect.

      4.7 Finder's Fees.  Buyer and Parent have not incurred or become liable
          -------------
for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      4.8 Material Adverse Change.  Except as set forth on Schedule 4.8 or in
          -----------------------                          ------------
Parent's public filings with the SEC, since March 31, 2000, (a) there has not been any material adverse change in the business, results of operations, condition (financial or otherwise), properties, assets, liabilities or obligations of Parent that would be required to be disclosed in financial statements prepared in accordance with GAAP.

      4.9 SEC Reports.  From January 1, 1999 until the date hereof, Parent's
          -----------
forms, reports and documents filed with the SEC (collectively, the "SEC Reports") have been prepared in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accurately state all material facts with respect to finances, operations and management of Parent, as of their respective dates and do not omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances in which they were made. The balance sheets (including the related notes) included in the SEC Reports are complete and correct in all material respects and fairly present the financial position of Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein are complete and correct in all material respects and fairly present the results of operations and cash flows of Parent for the respective fiscal periods set forth therein in accordance with generally accepted accounting principles applied on a consistent basis, except in the case of interim financial statements for normal recurring and certain non-recurring audit adjustments necessary for a fair presentation of the financial position and operating results of Parent for the interim periods which will not be materially adverse and for the omission of footnotes to said interim financial statements that would be required by generally accepted accounting principles. Parent will promptly prepare and file on or before the due date or any extension thereof all filings required to be made by Parent with the NASDAQ Stock Market and the SEC, including without limitation, the Form 8-K (and related financial statements) in connection with the transactions contemplated by this Agreement.

      4.10 Disclosure.  To Parent's and Buyer's knowledge, the representations,
           ----------
warranties and statements made or contained in this Agreement, in the certificates, Schedules and Exhibits given or delivered by Buyer pursuant to this Agreement do not, either individually or when taken together, contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such statements therein not misleading in light of the circumstances in which they were made.

SECTION 5. COVENANTS OF BUYER AND PARENT.
           -----------------------------

      5.1 Operation of Buyer.  Following the Closing, Scott Pallais will use
          ------------------
reasonable efforts to operate the Buyer in a manner consistent with the Transition Plan. Scott Pallais will be provided operational control of Buyer during the period beginning on the Closing Date and ending on June 30, 2002, subject, however, to Parent's oversight with respect to financial and operational controls. Such operational control and oversight shall be exercised through the mechanism of the monthly Executive Committee meetings, as described below, in which Scott Pallais shall have the right to participate. Notwithstanding any other provisions of this Agreement, Scott Pallais shall not terminate any employee listed on Exhibit 1 of the Transition Plan for reasons other than cause, without the prior written consent of Parent, which consent shall not be unreasonably withheld. Until June 30, 2002, Parent agrees, except for charges for direct expenses actually incurred by Buyer, and those costs borne by Parent that directly relate to the operation of Buyer and which have been approved by the affirmative vote of Scott Pallais through the Executive Committee process, not to charge Buyer for any additional corporate overhead costs. Parent also agrees not to add any business to or incur any costs in Buyer during this period without the consent of Scott Pallais, which consent will not be unreasonably withheld. Parent further agrees that, during this period, Buyer will be permitted to employ, at a minimum, a staff equivalent in job title and annual compensation to that set forth on Schedule 1.10, unless
                                                       -------------
Scott Pallais and Parent mutually agree in good faith, to reduce or increase the number of employees in a manner consistent with the needs of the business. Notwithstanding the foregoing, it is understood that if any employee listed on

Schedule 1.10 is replaced by a newly hired employee, such newly hired employee
-------------
will be compensated on no more favorable terms than Parent's current policies for persons of like position without Parent's consent unless the compensation is no higher than that which was paid to the replaced employee. In considering the reasonableness of withholding consent in any of such situations, the parties acknowledge that the purchase price for the Subject Assets, including the Contingent Payment set forth on Exhibit A, is based upon EBIT (as defined in
                                ---------
Exhibit A), and Scott Pallais' reasonable belief of the significance of the impact of any proposed action on Buyer's EBIT shall be considered when deciding the reasonableness of withholding consent. Buyer, Parent, Seller and Founders acknowledge that the purchase price for the Subject Assets is based upon an EBIT calculation and it is the intention of all of such parties that Scott Pallais will be granted operational control of Buyer throughout the period ending on June 30, 2002, subject, however, to the following provisions. In no case shall this Section be deemed an authorization for Buyer to incur any borrowed indebtedness or leases without the authorization of Parent. Parent shall provide the Buyer with or arrange for such financing as the Buyer may require to conduct its operations, as mutually agreed by Parent and Scott Pallais pursuant to monthly Executive Committee reviews of the operations of the Buyer, but at a minimum at levels sufficient to allow the Buyer to conduct its operations in the ordinary course. In connection with said monthly reviews, Buyer shall provide Parent with monthly reports on the operational and financial condition of the Buyer. The review of the operational and financial conditions of Buyer shall not be limited to the monthly Executive Committee meetings. Scott Pallais shall have the ability to raise specific concerns about the Buyer to the management of Parent whenever he deems it necessary. Notwithstanding the foregoing, Parent shall be entitled to exercise financial and operational control of Buyer to the extent necessary to prevent the operations of Buyer from contradicting in any significant way generally applicable policies of Parent or otherwise causing significant harm to Parent's reasonable interests; provided, however, that Parent shall not be authorized to take any such action unless Parent first provides Scott Pallais with written notice thereof and Scott Pallais fails to promptly take appropriate action within 30 days to remedy the situation. Based on Parent's knowledge of Seller's past practices, the continued operation of the Business as it has been operated by Seller in the past or as required by the Transition Plan, will not violate any generally applicable policies of Parent which would cause Parent to exercise the control provided to it in the preceding sentence.

      5.2 Guaranty.  Parent hereby unconditionally guarantees to Seller and
          --------
Founders the prompt and full discharge by Buyer of all of Buyer's obligations under this Agreement and all other agreements entered into in connection with this Agreement in accordance with their respective terms. Parent hereby agrees that, if Buyer fails to perform and discharge promptly all such obligations and liabilities in accordance with such terms, Parent will forthwith, upon demand, perform and discharge the same. Parent hereby agrees to provide Buyer with the funds necessary, if any, to enable Buyer to pay all of its obligations under this Agreement and all other agreements entered into in accordance with this Agreement, at the time such payments shall become due and payable.

      5.3 Representation Disclaimer.  Buyer and Parent agree that neither Seller
          -------------------------
nor Founders shall be deemed to have made to Buyer or Parent any representation or warranty other than those expressly made by either Seller or Founders pursuant to Section 2 hereof. Without limiting the generality of the foregoing, except to the extent expressly set forth in this Agreement, neither Seller nor Founders have made any representation or warranty to Buyer or Parent with respect to (i) any projections, estimates or budgets heretofore delivered to or made available to either Buyer or Parent of future revenues, expenses or expenditures or future results of operations; or (ii) any other information or documents (financial or otherwise) made available to Buyer, Parent, their counsel, accountants or advisors with respect to Seller and Founders.

      5.4 Stock Options. On the Closing Date, a pool of 200,000 stock options
          -------------
for Parent's common stock will be made available to the employees of Seller, as mutually selected by Seller and Buyer, such employees being set forth on

Schedule 5.4.
------------

SECTION 6. SURVIVAL OF WARRANTIES.
           ----------------------

      6.1 Survival of Warranties.  All representations, warranties, agreements,
          ----------------------
covenants and obligations herein or in any Schedule or Exhibit to this Agreement or any certificate or other document specifically required to be delivered under this Agreement by any party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the parties receiving the same; provided, however, that all such representations and warranties shall, except as otherwise specifically provided herein, survive until the twenty month anniversary of the

Closing Date (subject to the provisions of Sections 7.1 and 7.2 hereof) regardless of any investigation and shall not merge into the performance of any obligation by any party hereto; and provided further, however, that the representations and warranties shall expire on the same dates and to the extent that the rights to indemnification with respect thereto under Section 7 shall expire.

SECTION 7. INDEMNIFICATION.
           ---------------

      7.1 Indemnification by Founders.
          ---------------------------

          (a) Seller, the Trust and each Founder, jointly and severally, agree to defend, indemnify and hold Buyer, Parent and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof and any person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any and all Claims (as defined in Section 1.2 hereof), whether or not arising out of third-party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing, which may be sustained or suffered by any of them based upon, arising out of, by reason of or otherwise in respect of or in connection with:

               (i) any inaccuracy in or breach of any representation or warranty made by Seller or Founders in this Agreement, or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered pursuant to this Agreement (collectively, "Buyer Representation and Warranty Claims");

               (ii) any breach of any covenant or agreement made by Seller or Founders in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered pursuant to this Agreement, except for the Employment Agreement;

               (iii) any Claim relating to any business, operations or activities of Seller other than the Business;

               (iv) any Claim relating to Taxes for any period ending on or prior to the Closing Date, except for accrued payroll taxes for the payroll period ending on the Closing Date; and

               (v) any liability of Seller other than the Ordinary Course Liabilities.

          The rights of Buyer Indemnified Parties to recover indemnification in respect of any Claim arising under clause (ii), (iii), (iv), or (v) of this
Section 7.1(a) shall not be limited by the fact that such Claim may also constitute a Buyer Representation and Warranty Claim.

          (b) The rights of Buyer Indemnified Parties to recover indemnification under this Section 7.1 shall be subject to the following limitations:

               (i) No indemnification shall be payable by Seller or Founders with respect to Buyer Representation and Warranty Claims unless the total of all amounts payable by Seller and Founders, taken as a whole, pursuant to this Section
     7.1 shall exceed $100,000 in the aggregate, whereupon the total amount of such Claims shall be recoverable in accordance with the terms thereof; provided, however, that such $100,000 limitation shall not apply with respect to Claims involving fraud or intentional misrepresentation and provided further that any claim brought under Sections 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv) or 7.1(a)(v) above shall not be subject to such limitation notwithstanding that they are also Buyer Representation and Warranty Claims; and

               (ii) All rights to indemnification with respect to Buyer Representation and Warranty Claims shall expire on the twenty month anniversary of the Closing Date, except that Buyer Representation and Warranty Claims relating to or involving fraud or Tax matters shall survive until and shall expire on the date three months after the termination of the applicable statute of limitations relating thereto. Notwithstanding the preceding sentence, if on or prior to the twenty month anniversary of the Closing Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Section 7.1(a)(i) and a Buyer Indemnified Party shall have given written notice of such facts known by such Buyer Indemnified Party at such time to Seller and Founders, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall be finally determined and disposed of. The limitations herein with respect to Buyer Representation and Warranty Claims shall not limit the rights of any Buyer Indemnified Party with respect to any Claims arising under Sections 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv) or 7.1(a)(v); and

               (iii) Notwithstanding anything contained in this Section 7.1 to the contrary, Seller and Founders shall not be required to indemnify Buyer Indemnified Parties with respect to Buyer Representation and Warranty Claims in an aggregate amount in excess of $7,500,000 ( the "Indemnity Cap"), except with respect to claims relating to or involving fraud or Tax matters, as to which no such limit shall apply.

      7.2 Indemnification by Buyer and Parent.
          -----------------------------------

          (a) Buyer and Parent jointly and severally (subject to subsection (b) of this Section 7.2) agree to defend, indemnify and hold Seller and Founders and persons serving as officers, directors, stockholders, managers or employees thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any and all Claims, whether or not arising out of third-party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing, which may be sustained or suffered by any of them based upon, arising out of, by reason of or otherwise in respect of or in connection with:

               (i) any inaccuracy in or breach of any representation or warranty made by Buyer or Parent in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement (collectively, "Seller Representation and Warranty Claims");

               (ii) any breach of any covenant or agreement made by Buyer or Parent in this Agreement or in any Schedule or Exhibit to this Agreement or any certificate or other document delivered in connection with the consummation of the transactions contemplated by this Agreement;

               (iii) any Claim relating to the operations and assets of the Business which arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or coming into existence after the Closing Date (including without limitation, any Claim relating to or associated with the operation of the Business after the Closing Date);

               (iv) any Claim relating to Taxes for any period after the Closing Date; and

               (v) the non-performance or nonpayment of the Ordinary Course Liabilities assumed by Buyer hereunder as they become due, in accordance with their respective terms.

          The rights of Seller Indemnified Parties to recover indemnification in respect of any Claim arising under clause (ii), (iii), (iv) or (v) of this
Section 7.2(a) shall not be limited by the fact that such Claim may also constitute a Seller Representation and Warranty Claim.

          (b) The rights of Seller Indemnified Parties to recover indemnification under this Section 7.2 shall be subject to the following limitations:

               (i) No indemnification shall be payable by Buyer or Parent with respect to Seller Representation and Warranty Claims unless the total of all amounts payable by Buyer and Parent taken as a whole pursuant to this
     Section 7.2 shall exceed $100,000 in the aggregate, whereupon the total amount of such Claims shall be recoverable in accordance with the terms thereof; provided, however, that such $100,000 limitation shall not apply with respect to Claims involving fraud or intentional misrepresentation and provided further that any claim brought under Sections 7.2(a)(ii), 7.2(a)(iii), 7.2(a)(iv) or 7.2(a)(v) above shall not be subject to such limitation if they are also Seller Representation and Warranty Claims.

               (ii) All rights to indemnification with respect to Seller Representation and Warranty Claims shall expire on the twenty month anniversary of the Closing Date, except that Seller Representation and Warranty Claims relating to or involving fraud or Tax matters shall survive until and shall expire on the date three months after the termination of the applicable statute of limitations relating thereto. Notwithstanding the preceding sentence, if on or prior to the twenty month anniversary of the Closing Date a specific state of facts shall have become known which may give rise to a claim for indemnification under Section 7.2(a)(i) and a Seller Indemnified Party shall have given written notice of such facts known by such Seller Indemnified Party at such time to Buyer, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall be finally determined and disposed
     of.   The limitations herein with respect to Seller Representation and
     Warranty Claims shall not limit the rights of any Seller

     Indemnified Party with respect to any Claims arising under Section 7.2(a)(ii), 7.2(a)(iii) 7.2(a)(iv) or 7.2(a)(v); and

               (iii) Notwithstanding anything contained in this Section 7.2 to the contrary, Buyer and Parent shall not be required to indemnify Seller Indemnified Parties with respect to Seller Representation and Warranty Claims in an aggregate amount in excess of the Indemnity Cap, except with respect to claims relating to or involving fraud or Tax matters, as to which no such limit shall apply.

      7.3 Notice; Defense of Claims.
          -------------------------

          (a) Notice of Claims.  Promptly after receipt by an indemnified party
              ----------------
of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b) Third Party Claims.  With respect to third party claims, if within
              ------------------
twenty days after receiving the notice described in clause (a) above the indemnifying party gives (i) written notice to the indemnified party stating that (A) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (B) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense and (ii) provides reasonable assurance to the indemnified party that such claim will be promptly paid in full if required, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnifying party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense or the payment is required in accordance with any settlement or adjudication in accordance with the provisions of this Section 7.3; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying party's obligation to indemnify the indemnified party therefor will be fully satisfied and such settlement does not involve the establishment of any material obligations or limitations applicable to the indemnified party. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. In that case or event, the indemnified party shall keep the indemnifying party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnifying party with all documents and information that the indemnifying party shall reasonably request and shall consult with the indemnifying party prior to acting on major matters, including settlement discussions. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c) Non-Third Party Claims.  With respect to non-third party claims,
              ----------------------
if within twenty days after receiving the notice described in clause (a) above the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the indemnified party's notice. If the indemnifying party provides written notice to the indemnified party within such twenty day period that it contests such indemnity, the matter shall be resolved by arbitration in accordance with Section 8.11 hereof.

      7.4 Sole Remedy.  Following the Closing, the parties agree that, except
          -----------
for the availability of injunctive or other equitable relief and claims relating to fraud or intentional misrepresentation, the rights to indemnification under this Section 7 shall be exclusive of all rights of indemnification or other remedies that any Seller Indemnified Party or Buyer Indemnified Party would otherwise have in connection with the transactions contemplated by this Agreement.

      7.5 Satisfaction of Indemnification Obligations.  In order to satisfy the
          -------------------------------------------
indemnification obligations set forth in Section 7.1 above, a Buyer Indemnified Party shall have the right (in addition to collecting directly from the Seller and the Founders) to set off its indemnification claims against the Contingent Payments (whether or not then due and payable) by depositing the amount of such claims in an interest bearing escrow account with a mutually agreed third party until a final determination is made with respect to the merit of such indemnification claims pursuant to Section 8.11.

SECTION 8. MISCELLANEOUS.
           -------------

      8.1 Law Governing.  This Agreement shall be construed under and governed
          -------------
by the laws of the State of New Jersey without regard to the conflicts of laws provisions thereof.

      8.2 Notices.  All communications, notices and consents provided for herein
          -------
shall be in writing and be given in person, by facsimile (with request for assurance of receipt in a manner typical with respect to such communications) or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of transmission if sent by facsimile, or (c) four business days after being deposited in the United States mails, with proper postage, for first-class registered or certified mail, prepaid.

     Notices shall be addressed as follows:

          If to Buyer or Parent:
          ---------------------

          Boron, LePore & Associates, Inc.
          17-17 Route 208 North
          Fair Lawn, NJ  07410
          Attn: Steven M. Freeman, President and COO
          Facsimile Number:  (201) 791-1121

          With a copy to:
          --------------

          Goodwin, Procter & Hoar  LLP
          Exchange Place
          Boston, MA  02109
          Attn: William V. Buccella, Esq.
          Facsimile Number: (617) 523-1231

          If to Seller or Founders:
          ------------------------

          Scott Pallais
          14142 Summit Crest
          Escondido, CA 92025

          With a copy to:
          --------------

          Breslow & Walker LLP
          767 Third Avenue - 31st Floor
          New York, NY 10017
          Attn: Joel Walker, Esq.
          Facsimile Number: (212) 888-4955

provided, however, that if any party shall have designated a different address by notice to the others in accordance with this Section 8.2, then to the last address so designated.

      8.3 Prior Agreements Superseded.  This Agreement supersedes all prior
          ---------------------------
understandings and agreements among the parties relating to the subject matter hereof, including without limitation the letter of intent dated April 3, 2000 among Parent, Seller and Scott Pallais.

      8.4 Assignability.  This Agreement shall not be assignable by any party,
          -------------
except by Buyer and Parent to an affiliate of Parent (which assignment shall not relieve Buyer or Parent of any of their obligations hereunder), without the prior written consent of the other parties hereto. This Agreement (including without limitation the provisions of Section 7) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. Notwithstanding the foregoing, Seller may authorize the Buyer in writing, to distribute its rights to receive all or a portion of the consideration payable hereunder to the stockholders of Seller.

      8.5 Captions and Gender.  The captions in this Agreement are for
          -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

      8.6 Certain Definitions.  For purposes of this Agreement, the term:
          -------------------

          (a) "affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee, partner or executor, by contract or credit arrangement or otherwise;

          (c) "knowledge" means, after due inquiry, actual knowledge, the conscious awareness of facts or other information of such person;

          (d) "Material Adverse Effect" means, a material adverse effect on the business, results of operations, condition (financial or otherwise) properties, assets, liabilities or obligations of the Business;

          (e) "person" means an individual, corporation, partnership, association, limited liability company, trust or any unincorporated organization;

          (f) "Seller's Knowledge" means such knowledge as the Founders, Jeff Traczewski, Jane Edwards, Thomas Beverly or Debbie Kurth has or reasonably ought to have in the prudent exercise of their duties.

          (g) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.

      8.7 Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      8.8 Amendments; Waivers.  This Agreement may not be amended or modified,
          -------------------
compliance with any condition or covenant set forth herein may not be waived and the consent to any action may not be given, except by a writing duly and validly executed by Parent, Seller and the Founders. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      8.9 Severability.  Each of the provisions contained in this Agreement
          ------------
shall be severable and the unenforceability of one shall not affect the enforceability of any other provision or the remainder of this Agreement.

      8.10 Publicity and Disclosures.  Except as required by law or the rules
           -------------------------
and regulations of the SEC or any state securities commission, or applicable NASDAQ listing requirements, neither Buyer or Parent on the one hand, or Seller or Founders, on the other hand, shall make any public disclosure regarding the transaction contemplated hereby without the prior written consent of Seller or the Buyer, respectively, which consent shall not be unreasonably withheld.

      8.11 Dispute Resolution.  Except with respect to matters as to which
           ------------------
injunctive relief is being sought, in the event of a dispute between the parties concerning their respective rights and obligations under this Agreement, or the breach, termination, negotiation, or validity hereof and/or the rights or obligations of the parties arising out of or relating to this Agreement or the breach, termination, negotiation or validity thereof, in any case that the parties are unable to resolve amicably between themselves within thirty days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Each of the parties consents to the jurisdiction of the courts of New Jersey for the purposes of enforcing the dispute resolution provisions of this Section 8.11. Each party further irrevocably waives any objection to proceeding before the American Arbitration

Association based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that dispute resolution before the American Arbitration Association has been brought in an inconvenient forum. Each of the parties hereto agrees that its or his submission to jurisdiction is made for the express benefit of the other parties hereto.

      8.12 Expenses.  Buyer, Seller and Founders shall each bear their own
           --------
expenses in connection with the negotiation and performance of this Agreement and the transactions contemplated hereby. All transfer, excise or other taxes payable by any party to this Agreement to any jurisdiction by reason of the sale and transfer of the Subject Assets pursuant to this Agreement, if any (excluding any such taxes arising solely from the identity or location of Buyer or any affiliate of Buyer), shall be borne equally by Seller and Buyer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

                              BUYER:
                              -----

                              BLPAS ACQUISITION CORP.


                              By: /s/ Steven M. Freeman
                                  ---------------------
                                  Name:Steven M. Freeman
                                  Title: Secretary


                              PARENT:
                              ------

                              BORON, LEPORE & ASSOCIATES, INC.


                              By: /s/ Steven M. Freeman
                                  ---------------------
                                  Name: Steven M. Freeman
                                  Title: President and COO


                              SELLER:
                              ------

                              ARMAND SCOTT, INC.

                              By: /s/ Scott Pallais
                                  -----------------
                                  Name: Scott Pallais
                                  Title: President


                              FOUNDERS, INDIVIDUALLY:
                              ----------------------

                              /s/ Scott Pallais
                              -----------------
                              Scott Pallais

                              /s/ Marline Pallais
                              -------------------
                              Marline Pallais


                              PALLAIS FAMILY TRUST
                              --------------------

                              By: /s/ Scott Pallais
                                  -----------------
                                  Name: Scott Pallais
                                  Title: Trustee
                              and
                              ---

                              By:   /s/ Marline Pallais
                                    -------------------
                                  Name: Marline Pallais
                                  Title: Trustee

                                   EXHIBIT A
                                   ---------

                              Contingent Payments

     The Contingent Payments described in Section 1.3(e) of the attached Asset Purchase Agreement shall be made by Buyer to Seller, in the following amounts of cash and Parent Stock: (i) $3,000,000 in cash (or a proportional share thereof as described below) and (ii) and the number of shares of Parent Stock determined by dividing $1,500,000 by the Market Value of a share of Parent Stock (or a proportional share thereof as described below). For purposes of this Exhibit A:
(a) "Market Value" shall mean the average Closing Price of Parent Stock over the twenty trading day period beginning on the Twenty-second trading day preceding the final day of a Contingency Period (as defined below) and ending on the third trading day preceding the last day of the same Contingency Period; (b) the "Closing Price" of Parent Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the Nasdaq National Market on such date.

First Contingent Payment
------------------------

     The first Contingent Payment shall be made by Buyer to Seller, in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000, the " First Target Contingent Payment"), comprised of cash and Parent Stock as described above if: (a) the EBIT (as defined below) achieved by the Buyer in the period beginning on July 1, 2000 and ending on June 30, 2001 (the "First Contingency Period"), is $2,520,000 (the " First EBIT Target"); and (b) the EBIT Percentage (as defined below) achieved by Buyer in the First Contingency Period is at least 11.67% (the "First EBIT Percentage Target"). Additionally, Buyer shall receive credit in the calculation of EBIT and EBIT Percentage for the First Contingency Period for the revenues and gross profits generated from those projects listed on Schedule 1 to this Exhibit A, which revenues and profits are generated on or
   ----------
after the Closing Date but before July 1, 2000 . Based on the EBIT and EBIT Percentage earned by the Buyer during the First Contingency Period, the amount of the first Contingent Payment may be reduced to 80% of the First Target Contingent Payment (80% x $4,500,000 = $3,600,000) or increased up to 120% of the First Target Contingent Payment (120% x $4,500,000 = $5,400,000). For each dollar of EBIT earned above 80% of the First EBIT Target, the Seller shall earn the corresponding proportional share of the First Target Contingent Payment up to 120%, provided that the corresponding EBIT Percentage is achieved. In the event the EBIT Percentage is not achieved at its equivalent EBIT amount, the first Contingent Payment will be based on the lower of the EBIT or the EBIT Percentage achieved. Under no circumstances shall the Seller be entitled to any part of the first Contingent Payment if the EBIT is less than 80% of the First EBIT Target ($2,520,000 x 80% = $2,016,000) or the EBIT Percentage is less than 80% of the First EBIT Percentage Target (11.67% x 80% = 9.33%). The maximum amount of the Contingent Payment Seller can earn during the First Contingency Period is $5,400,000.

The following examples are for purposes of illustration only:

     A. If during the First Contingency Period the Buyer achieves 90% (.90 x $2,520,000 = $2,268,000) of its EBIT Target and achieves 90% of its EBIT Percentage Target (.90 x

          11.67% =10.50%), Buyer shall pay to the Seller a Contingent Payment of 90% of $4,500,000 (.90 x $4,500,000 = $4,050,000).

     B. If during the First Contingency Period the Buyer achieves 90% (.90 x $2,520,000 = $2,268,000) of its EBIT Target and achieves 85% of its EBIT Percentage Target (.85 x 11.67% =9.92%), Buyer shall pay to the Seller a Contingent Payment of 85% of $4,500,000 (.85 x $4,500,000 = $3,825,000).

     C. If during the First Contingency Period the Buyer achieves 90% (.90 x $2,520,000 = $2,268,000) of its EBIT Target and achieves 79% of its EBIT Percentage Target (.79 x 11.67% =9.22%), Buyer shall not pay to Seller any of the first Contingent Payment.

     D. If during the First Contingency Period the Buyer achieves 110% (1.10 x $2,520,000 = $2,772,000) of its EBIT Target and achieves 120% of its EBIT Percentage Target (1.20 x 11.67% =14.00%), Buyer shall pay to the Seller a Contingent Payment of 110% of $4,500,000 (1.10 x $4,500,000 =
          $4,950,000).

     E. If during the First Contingency Period the Buyer achieves 125% (1.25 x $2,520,000 = $3,150,000) of its EBIT Target and achieves 125% of its EBIT Percentage Target (1.25 x 11.67% =14.59%), Buyer shall pay to the Seller a Contingent Payment of 120% of $4,500,000 (1.20 x $4,500,000 =
          $5,400,000).

Second Contingent Payment
-------------------------

     The second Contingent Payment shall be made by Buyer to Seller, in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000, the "Second Target Contingent Payment"), comprised of cash and Parent Stock as described above if: (a) the EBIT (as defined below) achieved by the Buyer in the period beginning on July 1, 2001 and ending on June 30, 2002 (the "Second Contingency Period"), is $3,024,000 (the "Second EBIT Target"); and (b) the EBIT Percentage achieved by Buyer in the Second Contingency Period is at least 11.67% (the "Second EBIT Percentage Target"). Based on the EBIT and EBIT Percentage earned by the Buyer during the Second Contingency Period, the amount of the second Contingent Payment may be reduced to 80% of the Second Target Contingent Payment (80% x $4,500,000 = $3,600,000) or increased up to 120% of the Second Target Contingent Payment (120% x $4,500,000 = $5,400,000). For each dollar of EBIT earned above 80% of the Second EBIT Target, the Seller shall earn the corresponding proportional share of the Second Target Contingent Payment up to 120%, provided that the corresponding EBIT Percentage is achieved. In the event the EBIT Percentage is not achieved at its equivalent EBIT amount, the second Contingent Payment will be based on the lower of the EBIT or the EBIT Percentage achieved. Under no circumstances shall the Seller be entitled to any part of the second Contingent Payment if the EBIT is less than 80% of the Second EBIT Target ($3,024,000 x 80% = $2,419,200) or the EBIT Percentage is less than 80% of the Second EBIT Percentage Target (11.67% x 80% = 9.33%). The maximum amount of the Contingent Payment Seller can earn during the Second Contingency Period is $5,400,000.


 The following examples are for purposes of illustration only:

     A. If during the Second Contingency Period the Buyer achieves 90% (.90 x $3,024,000 = $2,721,600) of its EBIT Target and achieves 90% of its EBIT Percentage Target (.90 x 11.67% =10.50%), Buyer shall pay to the Seller a Contingent Payment of 90% of $4,500,000 (.90 x $4,500,000 = $4,050,000).

     B. If during the Second Contingency Period the Buyer achieves 90% (.90 x $3,024,000 = $2,721,600) of its EBIT Target and achieves 85% of its EBIT Percentage Target (.85 x 11.67% =9.92%), Buyer shall pay to the Seller a Contingent Payment of 85% of $4,500,000 (.85 x $4,500,000 = $3,825,000).

     C. If during the Second Contingency Period the Buyer achieves 90% (.90 x $3,024,000 = $2,721,600) of its EBIT Target and achieves 79% of its EBIT Percentage Target (.79 x 11.67% =9.22%), Buyer shall not pay to Seller any of the second Contingent Payment.

     D. If during the Second Contingency Period the Buyer achieves 110% (1.10 x $3,024,000 = $3,326,400) of its EBIT Target and achieves 120% of its EBIT Percentage Target (1.20 x 11.67% =14.00%), Buyer shall pay to the Seller a Contingent Payment of 110% of $4,500,000 (1.10 x $4,500,000 =
          $4,950,000).

     E. If during the Second Contingency Period the Buyer achieves 125% (1.25 x $3,024,000 = $3,780,000) of its EBIT Target and achieves 125% of its EBIT Percentage Target (1.25 x 11.67% =14.59%), Buyer shall pay to the Seller a Contingent Payment of 120% of $4,500,000 (1.20 x $4,500,000 =
          $5,400,000).

      For purposes of this Exhibit A, "EBIT" shall mean earnings before interest
                           ---------
and taxes as determined in accordance with GAAP, however, EBIT shall exclude:
(i) amortization costs and transaction expenses of the Buyer or Parent related to this transaction; (ii) any indirect corporate allocations; (iii) the Bonus Payments set forth in Section 1.10(e); and (iv) any severance payments made to any of Buyer's employees, including those listed on Exhibit 1 to the Transition Plan, if the termination of an employee is made pursuant to a corporate restructuring or reorganization initiated by the Parent. EBIT will include: (x) the costs of Scott Pallais' employment and related costs thereto(with the bonus costs being limited to 35% as provided in the Employment Agreement); (y) any severance payments made to any of Buyer's employees, including those listed on
Exhibit 1 to the Transition Plan, if the termination of an employee is made in the ordinary course of business initiated by Scott Pallais or someone under his direction; and (z) as mutually agreed by Scott Pallais and Parent, costs borne by the Parent which are directly related to the operation of the Buyer. "EBIT Percentage" shall mean EBIT divided by revenues as determined in accordance with GAAP.

     Except as may be mutually agreed to by Buyer and Seller, revenue and earnings shall be recognized by Buyer in accordance with Parent's revenue recognition policy and generally accepted accounting principles as applied by Parent, consistent with its past practices. Parent's determination of if and to what extent the Contingent Payments have been earned, including whether revenue has been collected and recognized and is attributable to the Buyer, and the appropriate EBIT Percentage for a Contingency Period, will be made by the Parent's auditors, who shall conduct an audit of Buyer immediately following the end of each Contingency Period. Parent's auditors shall make their determinations in accordance with generally accepted accounting principles as applied by Parent consistent with its past practice. Subject to Seller's right to dispute the matter, Parent may claim as a defense to or an offset against the payment of a Contingent Payment, the economic effect on the Business from any changes Parent believes constitutes a breach of the covenant set forth in Section 3.6 of the Agreement. A written copy of the audited results of the Buyer shall be given to Seller. Parent agrees to make its financial statements and any supporting information relevant to its auditors' determination of a Contingent Payment available to auditors employed by Seller or Founders. Auditors employed by Scott Pallais shall also be afforded access to Parent's auditors' work papers, audit programs and other documents upon the execution of a standard release provided by Parent's auditors.

     Parent shall notify Seller of its determination of a Contingent Payment due, if any, not later than 75 days from the last day of a Contingency Period. If Seller does not object to Parent's determination of a Contingent Payment, Parent shall make such payment within 10 days of the notification. In the event Seller objects to Parent's determination, Seller (or its successors) shall notify Parent in writing of such objection within the 20 day period following the delivery of Parent's determination, stating in such written objection the reasons therefor and setting forth Seller's calculation of the Contingent Payment. Upon receipt by Parent of such written objection, (i) Parent shall pay to the Seller, within 10 days, the undisputed portion of the Contingent Payment due, if any, and (ii) the parties shall attempt to resolve the disagreement concerning the amount of the Contingent Payment through negotiation. If Seller and Parent cannot resolve such disagreement concerning the Contingent Payment within 30 days following the end of the foregoing 10 day period, the parties shall submit the matter for resolution pursuant to Section 8.11. Prior to commencing such dispute resolution, Parent shall deposit the amount in dispute in an interest bearing escrow account with a mutually agreed third party until a final determination is made with respect to any additional amount due to the Seller.

Change of Control
-----------------

      A "Change of Control" shall mean the occurrence of any of (a) the sale of all or substantially all of the assets of the Parent and its subsidiaries or of the Buyer to an unrelated person or entity; (b) a merger, reorganization or consolidation in which the holders of the Parent's or Buyer's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction and where in the case of the Buyer, the majority holders of such voting power are unrelated persons or entities; (c) the sale of all or substantially all of the outstanding stock of the Parent to an unrelated person or entity in which the holders of the Parent's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of all or substantially all of the outstanding stock of the Buyer to an unrelated person or entity in which the holders of the Buyer's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; or (e) any other transaction or series of transactions where the owners of the Parent's or Buyer's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, except in the case of the Buyer, where such holder is an affiliate of Parent. Schedule 2 to this
                                                         ----------
Exhibit A contains a comprehensive and complete list of all events (each a "Listed

Event" and collectively, the "Listed Events") that, if any one or more of the Listed Events were to occur after a Change of Control, such occurrence could potentially adversely and materially affect Seller's ability to earn either or both Contingent Payments. If a Change of Control occurs prior to June 30, 2002, and if one or more of the Listed Events shall occur after such Change of Control, Parent and Seller shall mutually agree upon a neutral third party decision maker, who shall determine, based on the facts and circumstances, whether the occurrence of the Listed Event would be reasonably likely to have a material adverse effect on Seller's ability to earn any unpaid Contingent Payment. Such neutral third party shall have experience or knowledge of outsource marketing and medical education services to the pharmaceuticals industry. In the event Parent and Seller cannot agree on a third party decision maker within 10 days of notification of the occurrence of a Listed Event triggering these provisions, each party shall submit the name and professional qualifications of its selection to an arbitrator selected pursuant to Section
8.11 within 10 days. Notwithstanding the procedures in Section 8.11 to the contrary, each party shall have 10 business days to review the independence and qualifications of the other party's candidate, and then all parties shall appear in a promptly scheduled arbitration proceeding. The arbitrator shall then select the one candidate considered by such arbitrator to be the most neutral and qualified. The neutral third party shall make its determination within 7 days by applying the foregoing standard. The third party's decision shall be the final determination and be binding upon the Buyer and Seller. If the third party decides that the occurrence of a Listed Event would be reasonably likely to have a material adverse effect on Seller's ability to earn a Contingent Payment, any Contingent Payment for which its corresponding Contingency Period has not yet expired shall become earned, due and payable within 30 days of such decision. If such payment shall become due prior to June 30, 2001, the Contingent Payment made in connection with this Change of Control provision shall be in the amount of $9,000,000, payable in stock and cash as provided above with the stock valued during the 20 day period prior to the final decision of the neutral third party. If such payment shall become due after June 30, 2001, but prior to June 30, 2002, the Contingent Payment made in connection with this Change of Control provision shall be in the amount of $4,500,000, payable in stock and cash as provided above. In the event the neutral third party decides that the occurrence of a Listed Event will not materially adversely affect the ability to earn the Contingent Payments, no payment shall be due unless they are otherwise earned as provided above. All parties to this Agreement agree that no event other than those listed on Schedule 1 shall be deemed capable of having an adverse material effect on Seller's ability to earn a Contingent Payment, and under no circumstances whatsoever shall any Contingent Payment be accelerated for any reason, event or occurrence not listed on
Schedule 1, except that such Contingent Payments may be accelerated in accordance with the provisions of Employment Termination as provided for below.
                                  ----------------------

Employment Termination
----------------------

     If Scott Pallais is terminated pursuant to Section 6(e) of the Employment Agreement;

               (i) prior to final day of the First Contingency Period, Seller may elect to receive a payment of (a) $9,000,000 which shall be paid within 30 days of such termination or (b) elect to receive a payment of the sum of $4,500,000 and the actual Contingent Payment earned for the First Contingency Period, such payment to be made in accordance with the terms of payment for a completed First Contingency Period, as set forth above; or

               (ii) prior to the final day of the Second Contingency Period, but
          after     the final day of the First Contingency Period, Seller may
          elect to receive a payment of (a) $4,500,000 which shall be paid within 30 days of such termination or (b) elect to receive the Contingent Payment actually earned during the Second Contingency Period, such payment to be made in accordance with the terms of payment for a completed Second Contingency Period, as set forth above.

     The election provided to Seller in (i) or (ii) above must be made by the Seller within 10 days of his termination under Section 6(e) of the Employment Agreement. Payment of the amounts due under (i) or (ii) above shall be in full satisfaction of the Contingent Payments. Any payment made in satisfaction of the Contingent Payments under (i) or (ii) above shall be paid in both stock and cash as set forth above.